JABIL CIRCUIT, INC.





                         NOTE PURCHASE AGREEMENT





                        Dated as of May 30, 1996



$50,000,000                  6.89% Senior Notes Due May 30, 2004



 THIS NOTE PURCHASE AGREEMENT AND THE NOTES MAY BE SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT, DATED AS OF MAY 30, 1996, AS MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG CERTAIN LENDERS AND NBD BANK AS COLLATERAL AGENT. BY ACCEPTANCE OF A NOTE, THE HOLDER THEREOF MAY BECOME BOUND BY THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT, WHETHER OR NOT SUCH HOLDER BECOMES A PARTY THERETO.
       TABLE OF CONTENTS


   PAGE

1.   AUTHORIZATION OF NOTES . . . . . . . . . . . . . . . . . .
 . . .  1

2.   SALE AND PURCHASE OF NOTES . . . . . . . . . . . . . . . .
 . . .  1

3.   CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . .
 . . .  2

4.   CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . .2
     4.1   Representations and Warranties . . . . . . . . .2
     4.2   Performance; No Default. . . . . . . . . . . . .2
     4.3   Compliance Certificates. . . . . . . . . . . . .2
     4.4   Opinions of Counsel . . . . . . . . . . . . . . 3
     4.5   PurchasePermitted By Applicable Law, etc. . . . 3
     4.6   Sale of Other Notes . . . . . . . . . . . . . . 3
     4.7   Payment of Special Counsel Fees. . . . . . . . .3
     4.8   Private Placement Number . . . . . . . . . . . .4
     4.9   Guaranty Agreement . . . . . . . . . . . . . . .4
     4.10  Stock Pledge . . . . . . . . . .
 . . . . . . . . . . . . .  4     4.11  Bank Loan Agreement. . .
 . . . . . . . . . . . . . . . . .  4     4.12  Intercreditor
Agreement. . . . . . . . . . . . . . . . . .  4     4.13
Changes in Corporate Structure . . . . . . . . . . . . . .  4
 4.14  Lien Releases. . . . . . . . . . . . . . . . . . . . . .
 .  4     4.15  Proceedings and Documents. . . . . . . . . . . .
 . . . . .  5

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . .
 . . .  5     5.1   Organization; Power and Authority. . . . . .
 . . . . . . .  5     5.2   Authorization, etc.. . . . . . . . .
 . . . . . . . . . . .  5     5.3   Disclosure . . . . . . . . .
 . . . . . . . . . . . . . . .  5     5.4   Organization and
Ownership of Shares of Subsidiaries; Affiliates  6     5.5
Financial Statements . . . . . . . . . . . . . . . . . . .  7
 5.6   Compliance with Laws, Other Instruments, etc.. . . . . .
 .  7     5.7   Governmental Authorizations, etc.. . . . . . . .
 . . . . .  7     5.8   Litigation; Observance of Agreements,
Statutes and Orders.  7     5.9   Taxes. . . . . . . . . . . . .
 . . . . . . . . . . . . . .  8     5.10  Title to Property;
Leases. . . . . . . . . . . . . . . . .  8     5.11  Licenses,
Permits, etc.. . . . . . . . . . . . . . . . . .  8     5.12
Compliance with ERISA. . . . . . . . . . . . . . . . . . .  9
 5.13  Private Offering by the Company. . . . . . . . . . . . .
 . 10     5.14  Use of Proceeds; Margin Regulations. . . . . . .
 . . . . . 10     5.15  Existing Debt; Future Liens. . . . . . .
 . . . . . . . . . 10     5.16  Foreign Assets Control
Regulations, etc. . . . . . . . . . 11     5.17  Status under
Certain Statutes. . . . . . . . . . . . . . . 11     5.18
Environmental Matters. . . . . . . . . . . . . . . . . . . 11

 6.   REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . .
 . . . 12     6.1   Purchase for Investment. . . . . . . . . . .
 . . . . . . . 12     6.2   Source of Funds. . . . . . . . . . .
 . . . . . . . . . . . 12

7.   INFORMATION AS TO COMPANY. . . . . . . . . . . . . . . . .
 . . . 13     7.1   Financial and Business Information . . . . .
 . . . . . . . 13     7.2   Officer's Certificate. . . . . . . .
 . . . . . . . . . . . 16     7.3   Inspection . . . . . . . . .
 . . . . . . . . . . . . . . . 17

8.   PREPAYMENT OF THE NOTES, ETC.. . . . . . . . . . . . . . .
 . . . 18     8.1   Required Prepayments; Payment at Maturity. .
 . . . . . . . 18     8.2   Optional Prepayments with Make-Whole
Amount. . . . . . . . 18     8.3   Prepayment Upon Change in
Control. . . . . . . . . . . . . 18     8.4   Allocation of
Partial Prepayments. . . . . . . . . . . . . 20     8.5
Maturity; Surrender, etc.. . . . . . . . . . . . . . . . . 20
 8.6   Purchase of Notes. . . . . . . . . . . . . . . . . . . .
 . 20     8.7   Make-Whole Amount. . . . . . . . . . . . . . . .
 . . . . . 21

9.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . .
 . . . 22     9.1   Compliance with Law. . . . . . . . . . . . .
 . . . . . . . 22     9.2   Insurance. . . . . . . . . . . . . .
 . . . . . . . . . . . 22     9.3   Maintenance of Properties. .
 . . . . . . . . . . . . . . . 22     9.4   Payment of Taxes and
Claims. . . . . . . . . . . . . . . . 23     9.5   Corporate
Existence, etc.. . . . . . . . . . . . . . . . . 23     9.6
Guaranty Agreement . . . . . . . . . . . . . . . . . . . . 23
 9.7   Pari Passu . . . . . . . . . . . . . . . . . . . . . . .
 . 24     9.8   Incorporated Covenants . . . . . . . . . . . . .
 . . . . . 24     9.9   Additional Covenants.. . . . . . . . . .
 . . . . . . . . . 24

10.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .
 . . . 25     10.1  Transactions with Affiliates . . . . . . . .
 . . . . . . . 25     10.2  Line of Business.. . . . . . . . . .
 . . . . . . . . . . . 25     10.3  Consolidated Tangible Net
Worth. . . . . . . . . . . . . . 25     10.4  Pro Forma
Consolidated Fixed Charges Coverage Ratio. . . . 25     10.5
Limitation on Debt.. . . . . . . . . . . . . . . . . . . . 25
 10.6  Limitation on Priority Debt. . . . . . . . . . . . . . .
 . 26     10.7  Liens. . . . . . . . . . . . . . . . . . . . . .
 . . . . . 26     10.8  Merger, Consolidation, etc.. . . . . . .
 . . . . . . . . . 30     10.9  Sale of Assets, etc. . . . . . .
 . . . . . . . . . . . . . 31

11.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . .
 . . . 33



12.  REMEDIES ON DEFAULT, ETC.. . . . . . . . . . . . . . . . .
 . . . 36     12.1  Acceleration . . . . . . . . . . . . . . . .
 . . . . . . . 36     12.2  Other Remedies . . . . . . . . . . .
 . . . . . . . . . . . 37     12.3  Rescission . . . . . . . . .
 . . . . . . . . . . . . . . . 37     12.4  No Waivers or
Election of Remedies, Expenses, etc. . . . . 37

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. . . . . . .
 . . . 38     13.1  Registration of Notes. . . . . . . . . . . .
 . . . . . . . 38     13.2  Transfer and Exchange of Notes . . .
 . . . . . . . . . . . 38     13.3  Replacement of Notes . . . .
 . . . . . . . . . . . . . . . 38

14.  PAYMENTS ON NOTES. . . . . . . . . . . . . . . . . . . . .
 . . . 39     14.1  Place of Payment . . . . . . . . . . . . . .
 . . . . . . . 39     14.2  Home Office Payment. . . . . . . . .
 . . . . . . . . . . . 39

15.  EXPENSES, ETC. . . . . . . . . . . . . . . . . . . . . . .
 . . . 39     15.1  Transaction Expenses . . . . . . . . . . . .
 . . . . . . . 39     15.2  Survival . . . . . . . . . . . . . .
 . . . . . . . . . . . 40

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .
40

17.  AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . .
 . . . 40     17.1  Requirements . . . . . . . . . . . . . . . .
 . . . . . . . 40     17.2  Solicitation of Holders of Notes . .
 . . . . . . . . . . . 42     17.3  Binding Effect, etc. . . . .
 . . . . . . . . . . . . . . . 42     17.4  Notes held by
Company, etc.. . . . . . . . . . . . . . . . 42

18.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 43

19.  REPRODUCTION OF DOCUMENTS. . . . . . . . . . . . . . . . .
 . . . 43

20.  CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . .
 . . . 43

21.  SUBSTITUTION OF PURCHASER. . . . . . . . . . . . . . . . .
 . . . 45

22.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .
 . . . 45     22.1  Additional Notes . . . . . . . . . . . . . .
 . . . . . . . 45     22.2  Successors and Assigns . . . . . . .
 . . . . . . . . . . . 45     22.3  Payments Due on Non-Business
Days. . . . . . . . . . . . . 45     22.4  Severability . . . .
 . . . . . . . . . . . . . . . . . . . 46     22.5  Construction
 . . . . . . . . . . . . . . . . . . . . . . . 46     22.6
Counterparts . . . . . . . . . . . . . . . . . . . . . . . 46
 22.7  Governing Law. . . . . . . . . . . . . . . . . . . . . .
 . 46

   SCHEDULE A       -- Information Relating to Purchasers

   SCHEDULE B       -- Defined Terms

   SCHEDULE 3       -- Payment Instructions

   SCHEDULE 4.13    -- Changes in Corporate Structure

   SCHEDULE 5.3     -- Disclosure Materials

   SCHEDULE 5.4     -- Subsidiaries of the Company and Ownership
of Subsidiary                       Stock

   SCHEDULE 5.5     -- Financial Statements

   SCHEDULE 5.8     -- Certain Litigation

   SCHEDULE 5.11    -- Patents, etc.

   SCHEDULE 5.12    -- ERISA

   SCHEDULE 5.14    -- Use of Proceeds

   SCHEDULE 5.15    -- Existing Debt

   SCHEDULE 9.8     -- Incorporated Covenants

   SCHEDULE 10.3    -- Certain Definitions Used in Tangible Net
Worth Covenant

   EXHIBIT 1        -- Form of 6.89% Senior Note due May 30, 2004

   EXHIBIT 4.4(a)   -- Form of Opinion of General Counsel of the
Company

   EXHIBIT 4.4(b) -- Form of Opinion of Special Counsel for the Purchasers

   EXHIBIT 4.9      -- Form of Guaranty Agreement

   EXHIBIT 4.10     -- Form of Pledge Agreement

   EXHIBIT 4.12     -- Form of Intercreditor Agreement

                           JABIL CIRCUIT, INC.
     10800 Roosevelt Boulevard St. Petersburg, Florida 33716

 $50,000,000                   6.89% Senior Notes due May 30,
2004

                                                Dated as of May
30, 1996

 [Separately addressed to each of the Purchasers listed in Schedule A hereto]

 Ladies and Gentlemen:

     JABIL CIRCUIT, INC., a Delaware corporation (together with its successors and assigns, the "Company"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 6.89% Senior Notes due May 30, 2004 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.   CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103, at 10:00 a.m., eastern time, at a closing (the "Closing") on May 30, 1996. At the Closing, the Company will deliver to you one or more Notes (as set forth below your name on Schedule A), in the denominations indicated in Schedule A, in the aggregate principal amount of your purchase, dated the date of the Closing and payable to you or payable as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company in Schedule 3. If at the Closing the Company shall fail to tender such Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1   Representations and Warranties.

     The representations and warranties of the Obligors in the Financing Documents shall be correct when made and at the time of the Closing.

     4.2   Performance; No Default.

     The Obligors shall have performed and complied with all agreements and conditions contained in the Financing Documents required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any of Sections 10.1, 10.5, 10.6, 10.7, 10.8 and 10.9 had such Sections applied since such date.

     4.3   Compliance Certificates.

           (a)  Company Officer's Certificate.  The Company
shall have delivered to     you an Officer's Certificate, dated
the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.13 have been fulfilled.

           (b)  Company Secretary's Certificate.  The Company
shall have delivered     to you a certificate of the Secretary
or an Assistant Secretary of the Company, dated     the date of
the Closing, certifying as to the resolutions attached thereto
and other     corporate proceedings relating to the
authorization, execution and delivery of the     Financing
Documents.

           (c)  Secretary's Certificate of Initial Guarantor.
The Initial Guarantor shall     have delivered to you a
certificate of the Secretary or an Assistant Secretary of such
  Subsidiary, dated the date of the Closing, certifying as to
the resolutions attached     thereto and other corporate
proceedings relating to the authorization, execution and delivery of the Guaranty Agreement.

     4.4   Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing,

           (a)  from Linda V. Moore, Esq., the General Counsel
of the Company,     substantially in the form of Exhibit 4.4(a)
and covering such other matters incident to     the transactions
contemplated hereby as you or your counsel may reasonably
request     (and the Company hereby instructs its counsel to
deliver such opinion to you), and

           (b)  from Hebb & Gitlin, your special counsel in
connection with such     transactions, substantially in the form
of Exhibit 4.4(b) and covering such other matters     incident
to such transactions as you may reasonably request.

     4.5   Purchase Permitted By Applicable Law, etc.

     On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of your execution and delivery of this Agreement. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     4.6   Sale of Other Notes.

     Contemporaneously with the Closing the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

     4.7   Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in
Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.

     4.8   Private Placement Number.

     A private placement number issued by Standard & Poor's
CUSIP Service Bureau (in cooperation with the Securities
Valuation Office of the National Association of Insurance
Commissioners) shall have been obtained for the Notes.

     4.9   Guaranty Agreement.

     You shall have received a counterpart of the Guaranty
Agreement, duly executed and delivered by the Initial Guarantor, substantially in the form of Exhibit 4.9 (as amended or supplemented from time to time, the "Guaranty Agreement"), and the Guaranty Agreement shall be in full force and effect.

     4.10  Stock Pledge.

     The Company and the Collateral Agent shall have entered into the Pledge Agreement and Irrevocable Proxy, substantially in the form of Exhibit 4.10 (as amended or supplemented from time to time, the "Pledge Agreement"), and the Pledge Agreement shall be in full force and effect. The Lien of the Collateral Agent contemplated by the Pledge Agreement shall have been perfected.

     4.11  Bank Loan Agreement.

     The Company, Jabil Circuit Ltd. and the Banks shall have entered into the Bank Loan Agreement, in form and substance satisfactory to you, and the Company shall have delivered to you copies of the Bank Loan Agreement and each other document executed in connection therewith requested by you, certified as true and correct by a Responsible Officer.

     4.12  Intercreditor Agreement.

     The Banks, you and the Other Purchasers and the Collateral Agent shall have executed and delivered (and the Obligors shall have executed and delivered the consent and agreement thereto) the Intercreditor Agreement, substantially in the form of
Exhibit 4.12 (as amended from time to time, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect.

     4.13  Changes in Corporate Structure.

     Except as specified in Schedule 4.13, the Company shall not have changed its jurisdiction of incorporation or been a party to any consolidation or merger and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     4.14  Lien Releases.

     You shall have received written evidence, in form and substance satisfactory to you, that the Company's bank lenders
(or their agent acting on their behalf) under the credit facility of the Company to be replaced by the Bank Loan
Agreement shall have released all Liens that such banks or such agent may have on any property of the Company and its Subsidiaries.

     4.15  Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by the Financing Documents and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

     5.1   Organization; Power and Authority.

     Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver the Financing Documents to which it is or is to be a party and to perform the provisions thereof.

     5.2   Authorization, etc.

     The Financing Documents have been duly authorized by all necessary corporate action on the part of the Obligors, and each of this Agreement, the Pledge Agreement, the Guaranty Agreement and the Intercreditor Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor party thereto enforceable against each such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3   Disclosure.

     The Company, through its agents, SPP Hambro & Co. and NBD Bank, N.A. Capital Markets Division, has delivered to you and each Other Purchaser a copy of a Direct Placement Memorandum, dated February 1996 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, the Financing Documents, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated by the Financing Documents and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in
Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since August 31, 1995, there has been no change in the business, operations, affairs, financial condition, assets or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     5.4   Organization and Ownership of Shares of Subsidiaries;
Affiliates.

           (a)  Schedule 5.4 contains (except as noted therein)
complete and correct     lists (i) of the Company's
Subsidiaries, showing, as to each Subsidiary, the correct
name thereof, the jurisdiction of its organization, and the
percentage of shares of each     class of its capital stock or
similar equity interests outstanding owned by the Company
and each other Subsidiary, (ii) of the Company's Affiliates,
other than Subsidiaries, and     (iii) of the Company's
directors and senior officers.

           (b)  All of the outstanding shares of capital stock
or similar equity interests     of each Subsidiary shown in
Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and
nonassessable and are     owned by the Company or another
Subsidiary free and clear of any Lien (except as     otherwise
disclosed in Schedule 5.4).

           (c)  Each Subsidiary identified in Schedule 5.4 is a
corporation or other     legal entity duly organized, validly
existing and in good standing under the laws of its
jurisdiction of organization, and is duly qualified as a foreign
corporation or other legal     entity and is in good standing in
each jurisdiction in which such qualification is     required by
law, other than those jurisdictions as to which the failure to
be so qualified     or in good standing could not, individually
or in the aggregate, reasonably be     expected to have a
Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the
properties it purports to     own or hold under lease and to
transact the business it transacts and proposes to     transact.

           (d)  No Subsidiary is a party to, or otherwise
subject to any legal restriction     or any agreement (other
than this Agreement, the agreements listed in Schedule 5.4
and customary limitations imposed by corporate law statutes)
restricting the ability of     such Subsidiary to pay dividends
out of profits or make any other similar distributions     of
profits to the Company or any of its Subsidiaries that owns
outstanding shares of     capital stock or similar equity
interests of such Subsidiary.

     5.5   Financial Statements.

     The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     5.6   Compliance with Laws, Other Instruments, etc.

     The execution, delivery and performance by the Obligors of the Financing Documents will not

           (a)  contravene, result in any breach of, or
constitute a default under, or     result in the creation of any
Lien in respect of any property of the Company (other     than
as contemplated by the Pledge Agreement) or any Subsidiary
under, any     indenture, mortgage, deed of trust, loan,
purchase or credit agreement, lease,     corporate charter or
by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or
any Subsidiary or     any of their respective properties may be
bound or affected,

           (b)  conflict with or result in a breach of any of
the terms, conditions or     provisions of any order, judgment,
decree, or ruling of any court, arbitrator or     Governmental
Authority applicable to the Company or any Subsidiary, or

           (c)  violate any provision of any statute or other
rule or regulation of any     Governmental Authority applicable
to the Company or any Subsidiary.

     5.7   Governmental Authorizations, etc.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of the Financing Documents.

     5.8   Litigation; Observance of Agreements, Statutes and
Orders.

           (a)  Except as disclosed in Schedule 5.8, there are
no actions, suits or     proceedings pending or, to the
knowledge of the Company, threatened against or     affecting
the Company or any Subsidiary or any property of the Company or
any     Subsidiary in any court or before any arbitrator of any
kind or before or by any     Governmental Authority that,
individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           (b)  Neither the Company nor any Subsidiary is in
default under any term of     any agreement or instrument to
which it is a party or by which it is bound, or any     order,
judgment, decree or ruling of any court, arbitrator or
Governmental Authority or     is in violation of any applicable
law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority,
which default or     violation, individually or in the
aggregate, could reasonably be expected to have a     Material
Adverse Effect.

     5.9   Taxes.

     The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended August 31, 1995.

     5.10  Title to Property; Leases.

     The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section
5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     5.11  Licenses, Permits, etc.

     Except as disclosed in Schedule 5.11,

           (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents,
copyrights, service marks, trademarks and trade     names, or
rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

           (b)  to the best knowledge of the Company, no product
of the Company or     any Subsidiary infringes in any material
respect any license, permit, franchise,     authorization,
patent, copyright, service mark, trademark, trade name or other
right     owned by any other Person; and

           (c)  to the best knowledge of the Company, there is
no Material violation by     any Person of any right of the
Company or any of its Subsidiaries with respect to any
patent, copyright, service mark, trademark, trade name or other
right owned or used     by the Company or any of its
Subsidiaries.

     5.12  Compliance with ERISA.

           (a)  The Company and each ERISA Affiliate have
operated and administered     each Plan in compliance with all
applicable laws except for such instances of     noncompliance
as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor
any ERISA Affiliate has     incurred any liability pursuant to
Title I or IV of ERISA or the penalty or excise tax
provisions of the Code relating to employee benefit plans (as
defined in section 3 of     ERISA), and no event, transaction or
condition has occurred or exists that could     reasonably be
expected to result in the incurrence of any such liability by
the     Company or any ERISA Affiliate, or in the imposition of
any Lien on any of the rights,     properties or assets of the
Company or any ERISA Affiliate, in either case pursuant to
Title I or IV of ERISA or to such penalty or excise tax
provisions or to     section 401(a)(29) or 412 of the Code,
other than such liabilities or Liens as would not     be
individually or in the aggregate Material.

           (b)  The present value of the aggregate benefit
liabilities under each of the     Plans (other than
Multiemployer Plans), determined as of the end of such Plan's
most     recently ended plan year on the basis of the actuarial
assumptions specified for     funding purposes in such Plan's
most recent actuarial valuation report, did not exceed     the
aggregate current value of the assets of such Plan allocable to
such benefit     liabilities.  The term "benefit liabilities"
has the meaning specified in section 4001 of     ERISA and the
terms "current value" and "present value" have the meaning
specified     in section 3 of ERISA.

           (c)  The Company and its ERISA Affiliates have not
incurred withdrawal     liabilities (and are not subject to
contingent withdrawal liabilities) under section 4201 or
4204 of ERISA in respect of Multiemployer Plans that
individually or in the aggregate     are Material.

           (d)  The expected postretirement benefit obligation
(determined as of the     last day of the Company's most
recently ended fiscal year in accordance with     Financial
Accounting Standards Board Statement No. 106, without regard to
liabilities     attributable to continuation coverage mandated
by section 4980B of the Code) of the     Company and its
Subsidiaries is not Material.

           (e)  Schedule 5.12 sets forth all ERISA Affiliates
and all "employee benefit     plans" maintained by the Company
(or any "affiliate" thereof) or in respect of which the
Notes could constitute an "employer security" ("employee benefit
plan" has the     meaning specified in section 3 of ERISA,
"affiliate" has the meaning specified in     section 407(d) of
ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and
"employer security"     has the meaning specified in section
407(d) of ERISA).

           (f)  The execution and delivery of the Financing
Documents and the     issuance and sale of the Notes hereunder
will not involve any transaction that is     subject to the
prohibitions of section 406 of ERISA or in connection with which
a tax     could be imposed pursuant to section 4975(c)(1)(A)-(D)
of the Code.  The     representation by the Company in the first
sentence of this Section 5.12(f) is made in     reliance upon
and subject to the accuracy of your representation in Section
6.2 as to     the sources of the funds used to pay the purchase
price of the Notes to be purchased     by you.

     5.13  Private Offering by the Company.

     Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 65 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act. For purposes of this Section 5.13 only, each reference to the Notes shall be deemed to include a reference to the Guaranty Agreement.

     5.14  Use of Proceeds; Margin Regulations.

     The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR
220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

     5.15  Existing Debt; Future Liens.

           (a)  Except as described therein, Schedule 5.15 sets
forth a complete and     correct list of all outstanding Debt of
the Company and its Subsidiaries as of May 6,     1996 (and
specifying, as to each such Debt, whether it is secured or
unsecured), since     which date there has been no Material
change in the amounts, interest rates, sinking     funds,
instalment payments or maturities of the Debt of the Company or
its     Subsidiaries.  Neither the Company nor any Subsidiary is
in default and no waiver of     default is currently in effect,
in the payment of any principal or interest on any Debt of
the Company or such Subsidiary and no event or condition exists
with respect to any     Debt of the Company or any Subsidiary
that would permit (or that with notice or the     lapse of time,
or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before
its regularly scheduled     dates of payment.

           (b)  Except as disclosed in Schedule 5.15, neither
the Company nor any     Subsidiary has agreed or consented to
cause or permit in the future (upon the     happening of a
contingency or otherwise) any of its property, whether now owned
or     hereafter acquired, to be subject to a Lien not permitted
by Section 10.7.

     5.16  Foreign Assets Control Regulations, etc.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof, nor any other transaction contemplated by the Financing Documents, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     NO&C  Status under Certain Statutes.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the
Transportation Acts (49 U.S.C.), as amended, or the Federal
Power Act, as amended.

     5.18  Environmental Matters.

     Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

           (a)  neither the Company nor any Subsidiary has
knowledge of any facts     that would give rise to any claim,
public or private, of violation of Environmental Laws     or
damage to the environment emanating from, occurring on or in any
way related to     real properties now or formerly owned, leased
or operated by any of them or to other     assets or their use,
except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

           (b)  neither the Company nor any of its Subsidiaries
has stored any     Hazardous Materials on real properties now or
formerly owned, leased or operated by     any of them and has
not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could
reasonably be     expected to result in a Material Adverse
Effect; and

           (c)  all buildings on all real properties now owned,
leased or operated by     the Company or any of its Subsidiaries
are in compliance with applicable     Environmental Laws, except
where failure to comply could not reasonably be expected     to
result in a Material Adverse Effect.

6.   REPRESENTATIONS OF THE PURCHASER.

     6.1   Purchase for Investment.

     You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     6.2   Source of Funds.

     You represent, with respect to the funds with which you are acquiring the Notes, that all of such funds are from or are attributable to one or more of the following:

           (a)  General Account -- your general account assets
or from assets of one     or more segments of such general
account, and that, solely for purposes of     determining
whether such acquisition is a "prohibited transaction" (as
provided for in     section 406 of ERISA or section 4975 of the
Code) and in reliance on the     representations of the Company
set forth in Section 5.12 and the related disclosure of "employee benefit plans" set forth in Schedule 5.12, all
requirements for an exemption     under Department of Labor
Prohibited Transaction Exemption 95-60 (60 FR 35925,     July
12, 1995) in respect of such "employee benefit plans" have been satisfied; or

           (b)  Separate Account -- a "separate account" (as
defined in section 3 of     ERISA):

                (i)   10% Pooled Separate Account -- in respect
of which all           requirements for an exemption under
Department of Labor Prohibited           Transaction Class
Exemption 90-1 are met with respect to the use of such funds to purchase the Notes; or

                (ii)  Identified Plan Assets -- that is
comprised of employee benefit           plans identified by you
in writing and with respect to which the Company
hereby warrants and represents that, as of the date of the
Closing, neither the           Company nor any ERISA Affiliate
is a "party in interest" (as defined in section           3 of
ERISA) or a "disqualified person" (as defined in section 4975 of
the Code)           with respect to any plan so identified; or

                (iii) Guaranteed Separate Account -- that is
maintained solely in           connection with fixed contractual
obligations of an insurance company, under           which any
amounts payable, or credited, to any employee benefit plan
having           an interest in such account and to any
participant or beneficiary of such plan           (including an
annuitant) are not affected in any manner by the investment
     performance of the separate account (as provided by 29
C.F.R. SECTION 2510.3-           101(h)(1)(iii)); or

           (c)  Qualified Professional Asset Manager -- an
"investment fund"     managed by a "qualified professional asset
manager" (as such terms are defined in     Part V of Department
of Labor Prohibited Transaction Class Exemption 84-14) and all
  the requirements for an exemption under such Exemption are met
with respect to the     use of funds to purchase the Notes; or

           (d)  Excluded Plan -- an employee benefit plan that
is excluded from the     provisions of section 406 of ERISA by
virtue of section 4(b) of ERISA; or

           (e)  Exempt Funds -- a separate investment account
that is not subject to     ERISA and no funds of which come from
assets of an "employee benefit plan" or a     "plan" or any
other entity that is deemed to hold assets of an "employee
benefit plan"     or a "plan" ("employee benefit plan" is
defined in section 3 of ERISA, and "plan" is     defined in
section 4975(e)(1) of the Code).

7.   INFORMATION AS TO COMPANY.

     7.1   Financial and Business Information.

     The Company shall deliver to each holder of Notes that is an Institutional Investor:

           (a)  Quarterly Statements -- concurrently with the
filing of the Company's     Quarterly Report on Form 10-Q with
the Securities and Exchange Commission after     the end of each
quarterly fiscal period in each fiscal year of the Company
(other than     the last quarterly fiscal period of each such
fiscal year) but in any event within 60 days     after the end
of each quarterly fiscal period in each fiscal year of the
Company (other     than the last quarterly fiscal period of each
such fiscal year), duplicate copies of

                (i)   consolidated balance sheets of the Company
and its           Subsidiaries, and of the Company and its
Restricted Subsidiaries, and           consolidating balance
sheets of the Company and its Restricted Subsidiaries, as at the end of such quarter, and

                (ii)  consolidated statements of operations and
cash flows of the           Company and its Subsidiaries, and of
the Company and its Restricted           Subsidiaries, and
consolidating statements of operations and cash flows of the
      Company and its Restricted Subsidiaries, for such quarter
and (in the case of           the second and third quarters) for
the portion of the fiscal year ending with           such
quarter,

     setting forth in each case in comparative form the figures
for the corresponding     periods in the previous fiscal year,
all in reasonable detail, prepared in accordance     with GAAP
applicable to quarterly financial statements generally, and
certified by a     Senior Financial Officer as fairly
presenting, in all material respects, the financial     position
of the companies being reported on and their results of
operations and cash     flows, subject to changes resulting from
year-end adjustments;

           (b)  Annual Statements -- concurrently with the
filing of the Company's     Annual Report on Form 10-K with the
Securities and Exchange Commission after the     end of each
fiscal year of the Company but in any event within 90 days after
the end     of each fiscal year of the Company, duplicate copies
of

                (i)   consolidated balance sheets of the Company
and its           Subsidiaries, and of the Company and its
Restricted Subsidiaries, and           consolidating balance
sheets of the Company and its Restricted Subsidiaries, as at the end of such year,

                  consolidated statements of operations and
cash flows of the           Company and its Subsidiaries, and of
the Company and its Restricted           Subsidiaries, and
consolidating statements of operations and cash flows of the Company and its Restricted Subsidiaries, for such year, and

                (iii)  a consolidated statement of changes in
stockholders' equity of           the Company and its
Subsidiaries, and of the Company and its Restricted
Subsidiaries, for such year,

     setting forth in comparative form the figures for the
previous fiscal year, all in     reasonable detail, prepared in
accordance with GAAP, and accompanied by

                      (A)  in the case of such consolidated
financial statements, an                opinion thereon of
independent certified public accountants of
recognized national standing, which opinion shall state that
such                financial statements present fairly, in all
material respects, the financial                position of the
companies being reported upon and their results of
 operations and cash flows and have been prepared in conformity
with                GAAP, and that the examination of such
accountants in connection with                such financial
statements has been made in accordance with generally
    accepted auditing standards, and that such audit provides a
reasonable                basis for such opinion in the
circumstances,

                      (B)  a certification by a Senior Financial
Officer that such                consolidated and consolidating
financial statements fairly present, in all
material respects, the financial position of the companies being
reported                on and their results of operations and
cash flows, and

                      (C)  a certificate of such accountants
stating that they have                reviewed the Financing
Documents and stating further whether, in                making
their audit, they have become aware of any condition or event that then constitutes a Default or an Event of
Default, and, if they are                aware that any such
condition or event then exists, specifying the
nature and period of the existence thereof (it being understood
that                such accountants shall not be liable,
directly or indirectly, for any failure                to obtain
knowledge of any Default or Event of Default unless such
       accountants should have obtained knowledge thereof in
making an                audit in accordance with generally
accepted auditing standards or did                not make such
an audit);

           (c)  SEC and Other Reports -- promptly upon their
becoming available, one     copy of (i) each financial
statement, report, notice or proxy statement sent by the
Company or any Subsidiary to public securities holders
generally, and (ii) each regular     or periodic report, each
registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all
amendments thereto filed by     the Company or any Subsidiary
with the Securities and Exchange Commission and of     all press
releases and other statements made available generally by the
Company or     any Subsidiary to the public concerning
developments that are Material;

           (d)  Notice of Default or Event of Default --
promptly, and in any event     within five days after a
Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any
notice or taken any     action with respect to a claimed default
hereunder or that any Person has given any     notice or taken
any action with respect to a claimed default of the type
referred to in     Section 11(f), a written notice specifying
the nature and period of existence thereof     and what action
the Company is taking or proposes to take with respect thereto;

           (e)  ERISA Matters -- promptly, and in any event
within five days after a     Responsible Officer becoming aware
of any of the following, a written notice setting     forth the
nature thereof and the action, if any, that the Company or an
ERISA Affiliate     proposes to take with respect thereto:

                (i)   with respect to any Plan, any reportable
event, as defined in           section 4043(b) of ERISA and the
regulations thereunder, for which notice           thereof has
not been waived pursuant to such regulations as in effect on the date of the Closing; or

                (ii)  the taking by the PBGC of steps to
institute, or the threatening           by the PBGC of the
institution of, proceedings under section 4042 of ERISA for
     the termination of, or the appointment of a trustee to
administer, any Plan, or           the receipt by the Company or
any ERISA Affiliate of a notice from a           Multiemployer
Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                (iii) any event, transaction or condition that
could result in the           incurrence of any liability by the
Company or any ERISA Affiliate pursuant to           Title I or
IV of ERISA or the penalty or excise tax provisions of the Code
relating           to employee benefit plans, or in the
imposition of any Lien on any of the rights,
properties or assets of the Company or any ERISA Affiliate
pursuant to Title I or           IV of ERISA or such penalty or
excise tax provisions, if such liability or Lien,
taken together with any other such liabilities or Liens then
existing, could           reasonably be expected to have a
Material Adverse Effect;

           (f)  Notices from Governmental Authority -- promptly,
and in any event     within 30 days of receipt thereof, copies
of any notice to the Company or any     Subsidiary from any
Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could
reasonably be expected to have a     Material Adverse Effect;

           (g)  Information Furnished to Banks, etc. -- not
later than the time     furnished to any of the Banks or the
Collateral Agent, copies of each report,     statement,
document, notice or other item furnished to any of the Banks or
the     Collateral Agent pursuant to Section 5.1(d) or Section
5.1(g) (or any similar successor     provisions) of the Bank
Loan Agreement or, upon request of any holder of Notes, pursuant to any other provision of the Bank Loan Agreement or
any related     instrument, agreement or other document, and,
promptly following effectiveness     thereof, a copy of each
amendment of, supplement to or waiver with respect to the Bank Loan Agreement or any related instrument, agreement or other document;

           (h)  Termination or Reduction of Commitments Under
Bank Loan     Agreement -- within three Business Days of its
delivery to any of the Banks or the     agent under the Bank
Loan Agreement, a copy of any request or notice by the Company to the Banks or such agent to terminate or reduce the Commitments (as such term is defined in the Intercreditor Agreement) under the Bank Loan Agreement;

           (i)  Names and Addresses of Holders of Notes --
promptly following a     request therefor by any holder of Notes
that is an Institutional Holder, a list of the     names and
addresses of, and principal amount of Notes held by each of, the
holders     of Notes (as required to be reflected in the
register maintained by the Company     pursuant to Section
13.1); and

           (j)  Requested Information -- with reasonable
promptness, such other data     and information relating to the
business, operations, affairs, financial condition, assets
or properties of the Company or any of its Subsidiaries or
relating to the ability of the     Obligors to perform their
obligations under the Financing Documents as from time to
time may be reasonably requested by any such holder of Notes,
including, without     limitation, information required by 17
C.F.R. SECTION 230.144A, as amended from time to time.
 7.2   Officer's Certificate.

     Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

           (a)  Covenant Compliance -- the information
(including detailed     calculations) required in order to
establish whether the Company was in compliance     with the
requirements of Section 9.8 and Section 10.3 through Section
10.9, inclusive,     during the quarterly or annual period
covered by the statements then being furnished     (including
with respect to each such Section, where applicable, the
calculations of the     maximum or minimum amount, ratio or
percentage, as the case may be, permissible     under the terms
of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

           (b)  Event of Default -- a statement that such
officer has reviewed the     relevant terms of the Financing
Documents and has made, or caused to be made,     under his or
her supervision, a review of the transactions and conditions of
the     Company and its Subsidiaries from the beginning of the
quarterly or annual period     covered by the statements then
being furnished to the date of the certificate and that     such
review shall not have disclosed the existence during such period
of any     condition or event that constitutes a Default or an
Event of Default or, if any such     condition or event existed
or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any
Subsidiary to comply with     any Environmental Law), specifying
the nature and period of existence thereof and     what action
the Company shall have taken or proposes to take with respect thereto.

     7.3   Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

           (a)  No Default -- if no Default or Event of Default
then exists, at the     expense of such holder and upon
reasonable prior notice to the Company, to visit the
principal executive office of the Company, to discuss the
affairs, finances and     accounts of the Company and its
Subsidiaries with the Company's officers, and (with     the
consent of the Company, which consent will not be unreasonably
withheld) its     independent public accountants, and (with the
consent of the Company, which     consent will not be
unreasonably withheld) to visit the other offices and properties
of     the Company and each Subsidiary, all at such reasonable
times and as often as may     be reasonably requested in
writing; and

           (b)  Default -- if a Default or Event of Default then
exists, at the expense of     the Company to visit and inspect
any of the offices or properties of the Company or     any
Subsidiary, to examine all their respective books of account,
records, reports and     other papers, to make copies and
extracts therefrom, and to discuss their respective     affairs,
finances and accounts with their respective officers and
independent public     accountants (and by this provision the
Company authorizes said accountants to     discuss the affairs,
finances and accounts of the Company and its Subsidiaries), all
at     such times and as often as may be requested.

8.   PREPAYMENT OF THE NOTES, ETC.

     8.1   Required Prepayments; Payment at Maturity.

     On May 30, 1999 and on each May 30 thereafter to and including May 30, 2003, the Company will prepay $8,333,333.33 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, and the Company will pay all of the principal amount of the Notes remaining outstanding, if any, on May 30, 2004.

     8.2   Optional Prepayments with Make-Whole Amount.

     The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in an amount not less than $1,000,000), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Each partial prepayment of the Notes pursuant to this
Section 8.2 will be applied first, to the amount due on the maturity date of the Notes and second, to the mandatory prepayments applicable to the Notes, as set forth in Section 8.1, in the inverse order of the maturity thereof.

     8.3   Prepayment Upon Change in Control.

           (a)  Notice and Offer.  In the event of

                (i)   a Change in Control or

                (ii)  the obtaining of knowledge of a Control
Notice Event by a           Senior Financial Officer (including,
without limitation, via the receipt of a notice           of a
Control Notice Event from any holder of Notes),

     the Company shall, within three Business Days of the
occurrence of either of such     events, give written notice of
such Change in Control or Control Notice Event to each
holder of Notes via an overnight courier of national reputation
and, simultaneously with     the sending of such written notice,
give telephonic advice of such Change in Control     or Control
Notice Event to an investment officer or other similar
representative or     agent of each such holder specified in
Schedule A at the telephone number specified     therein, or to
such other Person at such other number as any holder of a Note
may     specify to the Company in writing.  In the event of a
Change in Control, such written     notice shall contain, and
such written notice shall constitute, an irrevocable offer to prepay all, but not less than all, the Notes held by such
holder on a date specified in     such notice (the "Control
Prepayment Date") that is not less than 30 days and not     more
than 60 days after the date of such notice.  (If the Control
Prepayment Date shall     not be specified in such notice, the
Control Prepayment Date shall be the first     Business Day on
or following the 30th day after such notice.)  With respect to
any     written notice given by the Company in respect of a
Change in Control, if the     Company shall not have received a
written response to such written notice from any     holder of
Notes within five Business Days after the date of initially
sending via     overnight courier such notice to such holder,
the Company shall immediately send a     second written notice
via an overnight courier of national reputation to such holder
of     Notes.

           (b)  Acceptance and Payment; Rejection.

                (i)   Acceptance and Payment.  To accept such
offered prepayment,           a holder of Notes shall cause a
notice of such acceptance to be delivered to           the
Company not later than the fifth Business Day preceding the
applicable           Control Prepayment Date.  If so accepted,
such offered prepayment shall be           due and payable on
the Control Prepayment Date.  Such offered prepayment
shall be made at 100% of the principal amount of such Notes,
together with           interest on the principal amount of the
Notes then being prepaid accrued to the           Control
Prepayment Date.  No Make-Whole Amount shall be payable in
respect           of any such Notes.

                (ii)  Rejection.  A failure by any holder of
Notes to respond in writing           to all written offers of
prepayment referred to in Section 8.3(a) shall be deemed to constitute a rejection of such offer by such holder.

           (c)  Officer's Certificate.  Each offer to prepay the
Notes pursuant to this     Section 8.3 shall be accompanied by
an Officer's Certificate, dated the date of such     offer,

                (i) stating the principal amount of each Note offered to be prepaid;

                (ii)  specifying the Control Prepayment Date;

                (iii) stating the interest to be paid on each
such Note, accrued to the           Control Prepayment Date;

                (iv)  certifying that the conditions of this
Section 8.3 have been           fulfilled; and

                (v)   specifying, in reasonable detail, the
nature and date or proposed           date of the Change in
Control.

           (d)  Notice Concerning Status of Holders of Notes.
Following each     Control Prepayment Date, the Company shall,
at the request of any then remaining     holder of Notes,
provide to such holder a certificate signed by a Responsible
Officer     containing a list of the then current holders of
Notes (together with their addresses)     and setting forth as
to each such holder the outstanding principal amount of Notes held by such holder at such time.

           (e)  Effect on Mandatory Prepayments.  Any partial
prepayment of the     Notes pursuant to this Section 8.3 shall
reduce the principal amount of each required     prepayment of
the Notes becoming due under Section 8.1 on and after the date
of     such prepayment and the principal amount of the required
payment due on May 30,     2004 in the same proportion as the
aggregate unpaid principal amount of the Notes is     reduced as
a result of such prepayment.

     8.4   Allocation of Partial Prepayments.

     In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     8.5   Maturity; Surrender, etc.

     In the case of each payment or prepayment of Notes pursuant to this Section 8 or Section 10.9(c), the principal amount of each Note to be paid or prepaid, as the case may be, shall mature and become due and payable on the date fixed for such payment or prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.6   Purchase of Notes.

     The Company will not and will not permit any Affiliate to purchase, redeem, pay, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     8.7   Make-Whole Amount.

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

           "Called Principal" means, with respect to any Note,
the principal of such Note     that is to be prepaid pursuant to
Section 8.2 or Section 10.9(c), or has become or is     declared
to be immediately due and payable pursuant to Section 12.1, as
the context     requires.

           "Discounted Value" means, with respect to the Called
Principal of any Note,     the amount obtained by discounting
all Remaining Scheduled Payments with respect     to such Called
Principal from their respective scheduled due dates to the
Settlement     Date with respect to such Called Principal, in
accordance with accepted financial     practice and at a
discount factor (applied on the same periodic basis as that on
which     interest on the Notes is payable) equal to the
Reinvestment Yield with respect to such     Called Principal.

           "Reinvestment Yield" means, with respect to the
Called Principal of any Note,     0.50% over the yield to
maturity implied by (i) the yields reported, as of 10:00 A.M.
 (New York City time) on the second Business Day preceding the
Settlement Date with     respect to such Called Principal, on
the display designated as "Page 500" on the     Telerate Access
Service (or such other display as may replace Page 500 on the
 Telerate Access Service) for actively traded U.S. Treasury
securities having a maturity     equal to the Remaining Average
Life of such Called Principal as of such Settlement     Date, or
(ii) if such yields are not reported as of such time or the
yields reported as of     such time are not ascertainable, the
Treasury Constant Maturity Series Yields reported,     for the
latest day for which such yields have been so reported as of the
second     Business Day preceding the Settlement Date with
respect to such Called Principal, in     Federal Reserve
Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having
a constant maturity     equal to the Remaining Average Life of
such Called Principal as of such Settlement     Date.  Such
implied yield will be determined, if necessary, by (a)
converting U.S.     Treasury bill quotations to bond-equivalent
yields in accordance with accepted     financial practice and
(b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater
than the Remaining Average     Life and (2) the actively traded
U.S. Treasury security with the maturity closest to and     less
than the Remaining Average Life.

           "Remaining Average Life"  means, with respect to any
Called Principal, the     number of years (calculated to the
nearest one-twelfth year) obtained by dividing (i)     such
Called Principal into (ii) the sum of the products obtained by
multiplying (a) the     principal component of each Remaining
Scheduled Payment with respect to such     Called Principal by
(b) the number of years (calculated to the nearest one-twelfth
year)     that will elapse between the Settlement Date with
respect to such Called Principal and     the scheduled due date
of such Remaining Scheduled Payment.

           "Remaining Scheduled Payments" means, with respect to
the Called Principal     of any Note, all payments of such
Called Principal and interest thereon that would be     due
after the Settlement Date with respect to such Called Principal
if no payment of     such Called Principal were made prior to
its scheduled due date, provided that if such     Settlement
Date is not a date on which interest payments are due to be made
under     the terms of the Notes, then the amount of the next
succeeding scheduled interest     payment will be reduced by the
amount of interest accrued to such Settlement Date     and
required to be paid on such Settlement Date pursuant to Section
8.2, Section     10.9(c) or Section 12.1.

           "Settlement Date" means, with respect to the Called
Principal of any Note, the     date on which such Called
Principal is to be prepaid pursuant to Section 8.2 or
Section 10.9(c), or has become or is declared to be immediately
due and payable     pursuant to Section 12.1, as the context
requires.

9.   AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     9.1   Compliance with Law.

     The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.2   Insurance.

     The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     9.3   Maintenance of Properties.

     The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.4   Payment of Taxes and Claims.

     The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     9.5   Corporate Existence, etc.

     The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections
10.8 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged with or into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     9.6   Guaranty Agreement.

     The Company will cause each Subsidiary that at any time becomes liable in respect of any Guaranty of any of the obligations under the Bank Loan Agreement or of any related agreement, instrument or other document after the date of the Closing to become (simultaneously or prior to becoming liable in respect of such Guaranty of any of the obligations under the Bank Loan Agreement or such other related obligations) a Guarantor under the Guaranty Agreement by executing and delivering to each holder of Notes a Joinder Agreement in the form attached to the Guaranty Agreement as Annex 2. Each such Joinder Agreement shall be accompanied by copies of the constitutive documents of such Subsidiary and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by a Responsible Officer of the Company and an officer of such Subsidiary.

     9.7   Pari Passu.

     The Company covenants that its obligations under the Notes and under this Agreement and the Other Agreements do and will rank at least pari passu with all its other present and future unsecured Senior Debt including, without limitation, the Bank Debt.

     9.8   Incorporated Covenants.

     The Company will, and will cause each Subsidiary to, comply with the covenants set forth in Schedule 9.8 (as such covenants may be amended from time to time in accordance with Section 17.1, the "Incorporated Covenants"). The Incorporated Covenants, and certain related definitions also set forth in such Schedule, are (with certain modifications) based upon certain provisions of the Bank Loan Agreement as in effect on the date of Closing. Nothing in this Section 9.8, in Schedule
9.8 or elsewhere in this Agreement with respect to any of the Incorporated Covenants shall be deemed to excuse, waive, or otherwise affect the obligation of the Company to comply with, each and every other covenant or agreement contained in this Agreement, it being understood and agreed that the Company is obligated to comply in all respects with both the Incorporated Covenants and all such other covenants and agreements.

     9.9   Additional Covenants.

     If at any time the Company shall enter into, be a party to or otherwise be bound by the provisions of any instrument or agreement under or in respect of which Debt of the Company has been issued, or any agreement relating thereto, whether now or hereafter existing (including, without limitation, the Bank Loan Agreement), and such instrument or agreement contains covenants or other provisions that either are not substantially provided for in this Agreement, or are more favorable to the lenders or other creditors thereunder or are more onerous to the Company than the covenants or other provisions provided for in this Agreement (provided that this Section 9.9 shall not apply to the covenant set forth in Section 5.2(c) of the Bank Loan Agreement as in effect on the date of Closing or as may otherwise be in effect after the date of Closing so long as such covenant is no more onerous to the Company than as in effect on the date of Closing), then the Company shall provide prompt written notice of such fact to each holder of Notes. The Company agrees, upon written request therefor delivered by the Required Holders, to enter into one or more amendments of this Agreement providing for substantially the same covenants and provisions (as such covenants or other provisions may be amended from time to time in accordance with Section 17.1, the "Most Favored Covenants") as those provided for in such other instrument or agreement (with such modifications thereof as may be necessary to give the holders of Notes substantially the same benefits and protections afforded the lenders or other creditors under such other instrument or agreement) to the extent required and as may be selected by the Required Holders in their sole and absolute discretion.

10.  NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     10.1  Transactions with Affiliates.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     10.2  Line of Business.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

     10.3  Consolidated Tangible Net Worth.

     The Company will not permit or suffer Consolidated Tangible Net Worth at any time to be less than the sum of (a) $80,000,000 plus (b) 75% of the Net Cash Proceeds of Capital Stock of the Company offered or otherwise sold after the date of Closing, plus (c) an aggregate amount equal to 50% of Consolidated Net Income (but in each case, only if a positive number) for each completed fiscal year of the Company commencing with the fiscal year ending August 31, 1996. As used in this Section 10.3, the terms "Consolidated Tangible Net Worth," "Net Cash Proceeds," "Capital Stock" and "Consolidated Net Income" have the meanings specified in Schedule 10.3.

     10.4  Pro Forma Consolidated Fixed Charges Coverage Ratio.

     The Company will not, at the end of any fiscal quarter of the Company, permit the Pro Forma Consolidated Fixed Charges
Coverage Ratio in respect of the 12-month period then ended to be less than 3.00 to 1.00.

     10.5  Limitation on Debt.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume, incur, guaranty or otherwise become obligated in respect of any Debt, except:

           (a)  Debt evidenced by the Notes and the Guaranty
Agreement;

           (b)  Debt of any Restricted Subsidiary owing to the
Company or a Wholly-     Owned Restricted Subsidiary;

           (c)  Debt in existence as of the date of the Closing
(after giving effect to the     application of the proceeds of
the Notes pursuant to Section 5.14) and described in
Schedule 5.15;

           (d)  additional Debt of the Company and its
Restricted Subsidiaries, not     otherwise permitted under
clause (a), clause (b) or clause (c) above, provided that at the time of the incurrence thereof and after giving effect
thereto and to the application     of the proceeds thereof,
Consolidated Debt shall not exceed 60% of Consolidated     Total
Capitalization; and

           (e)  Debt of the Company or any Restricted Subsidiary
extending, renewing     or refunding any then existing Debt that
was originally incurred in compliance with     clause (a),
clause (b), clause (c) or clause (d) of this Section 10.5,
provided that the     principal amount of such new Debt does not
exceed the principal amount of such     extended, renewed or
refunded Debt outstanding immediately prior to the incurrence of such new Debt.

     10.6  Limitation on Priority Debt.

     The Company will not

           (a)  create, assume, incur, guaranty or otherwise
become obligated in     respect of any Debt secured by any Lien
on any property of the Company or any     Restricted Subsidiary
that would constitute a portion of Priority Debt,

           (b)  permit any Restricted Subsidiary to create,
assume, incur, guaranty or     otherwise become obligated in
respect of any Debt that would constitute a portion of Priority Debt, or

           (c)  permit the creation of any Lien on property of
the Company or any     Restricted Subsidiary to secure any Debt
of the Company or any Restricted Subsidiary     that would
constitute a portion of Priority Debt,

unless at the time of the incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, and immediately after giving effect to the creation of any such Lien, Priority Debt would not exceed 10% of Consolidated
Adjusted Net Worth at such time.

     10.7  Liens.

           (a)  Negative Pledge.  The Company will not, and will
not permit any of its     Restricted Subsidiaries to, directly
or indirectly create, assume, incur or suffer to be     created,
assumed or incurred or to exist (upon the happening of a
contingency or     otherwise), any Lien on or with respect to
any property or asset (including, without     limitation, any
document or instrument in respect of goods or accounts
receivable) of     the Company or any such Restricted
Subsidiary, whether now owned or held or     hereafter acquired,
or any income or profits therefrom, or assign or otherwise
convey     any right to receive income or profits, except:

                (i)   Liens for taxes, assessments or other
governmental charges that           are not yet due and payable
or the payment of which is not at the time           required by
Section 9.4;

                (ii)  Liens

                      (A)  arising from judicial attachments and
judgments,

                      (B)  securing appeal bonds, supersedeas
bonds, and

                      (C)  arising in connection with court
proceedings (including,                without limitation,
surety bonds and letters of credit or any other instrument serving a similar purpose),

           provided that the execution or other enforcement of
such Liens is effectively           stayed and the claims
secured thereby are being actively contested in good
faith and by appropriate proceedings, and provided further that
the aggregate           amount so secured will not at any time
exceed $10,000,000;

                Liens (other than any Lien imposed by
ERISA) incurred or           deposits made in the ordinary
course of business

                      (A)  in connection with workers'
compensation,                unemployment insurance, social
security and other like laws,

                      (B)  to secure (or to obtain letters of
credit that secure) the                performance of tenders,
statutory obligations, surety and performance
bonds (of a type other than set forth in Section 10.7(a)(ii)),
bids, leases                (other than Capital Leases),
purchase, construction or sales contracts                and
other similar obligations, in each case not incurred or made in connection with the borrowing of money, the
obtaining of advances or                credit or the payment of
the deferred purchase price of property,

                      (C)  to secure the claims or demands of
materialmen,                mechanics, carriers, warehousemen,
vendors, repairmen, landlords,                lessors and other
like Persons, arising in the ordinary course of business, and

                      (D)  in the nature of reservations,
exceptions, encroachments,                easements,
rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property,

           provided that (1) any amounts secured by such Liens
are not overdue and (2)           such Liens do not, in the
aggregate, materially detract from the value of such
property or materially impair the use of such property in the
conduct of the           business of the Company, or the conduct
of the business of the Company and           its Restricted
Subsidiaries taken as a whole;

                (iv)  (A)  Liens in existence as of the date of
the Closing securing                Debt and listed in Schedule
5.15, and

                      (B)  Liens securing renewals, extensions
(as to time) and                refinancings of Debt secured by
the Liens listed in Schedule 5.15,                provided that
the amount of Debt secured by each such Lien is not
  increased in excess of the amount of Debt outstanding on the
date of                such renewal, extension or refinancing,
and none of such Liens is                extended to include any
additional property of the Company or any Restricted Subsidiary;

                (v)   Liens on property of a Restricted
Subsidiary, provided that such           Liens secure only
obligations owing to the Company or a Restricted
Subsidiary;

                (vi)  Liens on property acquired or constructed
by the Company or           any Restricted Subsidiary after the
date of the Closing to secure Debt of the           Company or
such Restricted Subsidiary incurred in connection with such acquisition or construction, provided that

                      (A)  no such Lien shall extend to or cover
any property other                than the property being
acquired or constructed,

                      (B)  the amount of Debt secured by any
such Lien shall not                exceed an amount equal to the
Fair Market Value (as determined in                good faith by
the Company) of the property being acquired or
constructed, determined at the time of such acquisition or at
the time of                substantial completion of such
construction,

                      (C)  such Lien shall be created
concurrently with or within 180                days after such
acquisition or the substantial completion of such construction, and no Default or Event of Default shall
exist at the time of, or                after giving effect to,
the creation, incurrence or assumption of such Lien;

                (vii) Liens existing on property at the time of
the acquisition thereof,           including Liens existing on
property of a corporation at the time such property           is
acquired as an entirety or substantially as an entirety by the
Company or a           Restricted Subsidiary, or at the time
such corporation becomes a Restricted           Subsidiary or is
merged or consolidated with or into the Company or a Restricted Subsidiary, provided that

                      (A)  no such Lien shall extend to or cover
any property other                than the property subject to
such Lien at the time of any such                transaction,

                      (B)  the amount of Debt secured by any
such Lien shall not                exceed the Fair Market Value
(as determined in good faith by the                Company) of
the property subject thereto, determined at the time of any such transaction,

                      (C)  such Lien was not created in
contemplation of any such                transaction, and

                      (D)  no Default or Event of Default shall
exist at the time of, or                after giving effect to,
any such transaction;

                (viii)the Lien of the Collateral Agent under the
Pledge Agreement           (but, unless otherwise agreed by the
Required Holders, only with respect to           collateral
relating to shares in Jabil Circuit Ltd.); and

                (ix)  Liens securing Debt (other than any Bank
Debt) of the Company           or any Restricted Subsidiary and
not otherwise permitted by clauses (i) through           (viii),
inclusive, of this Section 10.7(a), but only to the extent that
the Debt           secured by each such Lien is, at the time of
the incurrence of such Debt,           permitted to be incurred
under Section 10.5(d) or Section 10.5(e), as the case may be, and Section 10.6.

           (b)  Equal and Ratable Lien; Equitable Lien.  In case
any property shall be     subjected to a Lien in violation of
this Section 10.7, the Company will forthwith make     or cause
to be made, to the fullest extent permitted by applicable law,
provision     whereby the Notes will be secured equally and
ratably with all other obligations     secured thereby pursuant
to such agreements and instruments as shall be approved     by
the Required Holders, and the Company will cause to be delivered
to each holder     of a Note an opinion of independent counsel
to the effect that such agreements and     instruments are
enforceable in accordance with their terms, and in any such case
the     Notes shall have the benefit, to the full extent that,
and with such priority as, the     holders of Notes may be
entitled under applicable law, of an equitable Lien on such property securing the Notes. Such violation of this Section
10.7 will constitute an     Event of Default hereunder, whether
or not any such provision is made pursuant to     this Section
10.7(b).

           (c)  Financing Statements.  The Company will not, and
will not permit any     of its Restricted Subsidiaries to, sign
or file a financing statement under the Uniform     Commercial
Code of any jurisdiction that names the Company or such
Restricted     Subsidiary as debtor, or sign any security
agreement authorizing any secured party     thereunder to file
any such financing statement, except, in any such case, a
financing     statement filed or to be filed to perfect or
protect a security interest that the Company     or such
Restricted Subsidiary is entitled to create, assume or incur, or
permit to exist,     under the foregoing provisions of this
Section 10.7 or to evidence for informational     purposes a
lessor's interest in property leased to the Company or any such
Restricted     Subsidiary.

           (d)  Liens of Restricted Subsidiaries.  Each Person
that becomes a     Restricted Subsidiary after the date of the
Closing will be deemed to have granted on     the date such
Person becomes a Restricted Subsidiary all the Liens in
existence on its     property on such date.

           (e)  Negative Pledge Limitation.  The Company will
not, and will not permit     any Restricted Subsidiary to, enter
into any agreement (other than the Financing     Documents and
the Bank Loan Agreement) with any Person that prohibits or
limits the     ability of the Company or any Restricted
Subsidiary (other than Jabil Malaysia) to     create, incur,
assume or suffer to exist any Lien upon any of its assets,
rights,     revenues or property, real, personal or mixed,
tangible or intangible, whether now     owned or hereafter
acquired.

     10.8  Merger, Consolidation, etc.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that a Restricted Subsidiary of the Company may (x) merge into, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Company (if, in the case of a merger, the Company is the survivor of such merger), (y) consolidate or merge with or into, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, a Wholly-Owned Restricted Subsidiary of the Company and (z) convey, transfer or lease all of its assets in compliance with the provisions of
Section 10.9), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

           (a)  the successor formed by such consolidation or
the survivor of such     merger or the Person that acquires by
conveyance, transfer or lease all or     substantially all of
the assets of the Company as an entirety, as the case may be
(the     "Successor Corporation"), shall be a solvent
corporation organized and existing     under the laws of the
United States of America, any state thereof or the District of Columbia;

           (b)  if the Company is not the Successor Corporation,
such corporation     shall have executed and delivered to each
holder of Notes its assumption of the due     and punctual
performance and observance of each covenant and condition of the
    Financing Documents (pursuant to such agreements and
instruments as shall be     reasonably satisfactory to the
Required Holders), and the Company shall have caused     to be
delivered to each holder of Notes an opinion of independent
counsel reasonably     satisfactory to the Required Holders, to
the effect that all agreements or instruments     effecting such
assumption are enforceable in accordance with their terms and
comply     with the terms hereof; and

           (c)  immediately after giving effect to such
transaction:

                (i)   no Default or Event of Default would
exist, and

                (ii)  the Successor Corporation would be
permitted by the provisions           of Section 10.5(d) to
incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this
Section 10.8 from its liability under the Financing Documents.

     10.9  Sale of Assets, etc.

           (a)  Sale of Assets, etc.  The Company will not, and
will not permit any of     its Restricted Subsidiaries to, make
any Asset Disposition, unless:

                (i)   in the good faith opinion of the Company,
the Asset Disposition           is in exchange for consideration
having a Fair Market Value at least equal to           that of
the property exchanged; and

                (ii)  immediately after giving effect to the
Asset Disposition,

                      (A)  no Default or Event of Default would
exist,

                      (B)  the Company would be permitted by the
provisions of                Section 10.5(d) to incur at least
$1.00 of additional Debt owing to a                Person other
than a Restricted Subsidiary and the Company would be
    permitted by the provisions of Section 10.6 to incur at
least $1.00 of                additional Priority Debt,

                      (C)  the Disposition Value of all property
that was the subject                of any Asset Disposition
occurring in the then current fiscal year of the
Company would not exceed 10% of Consolidated Total Assets as of
the                end of the then most recently ended fiscal
quarter of the Company, and

                      (D)  the Disposition Value of all property
that was the subject                of any Asset Disposition
occurring on or after the date of the Closing
would not exceed 25% of Consolidated Total Assets as of the end
of                the then most recently ended fiscal quarter of
the Company.

     If the Net Proceeds Amount for any Transfer is applied to a
Debt Prepayment     Application, as more particularly provided
in subsection (c) of this Section 10.9, or a     Property
Reinvestment Application, in each case within 12 months after
such Transfer,     then such Transfer, only for the purpose of
determining compliance with subsections     (a)(ii)(C) and
(a)(ii)(D) of this Section 10.9 as of any date, shall be deemed
not to be     an Asset Disposition.

           (b)  Sale of Subsidiary Stock.  The Company will not,
and will not permit     any of its Restricted Subsidiaries to,
sell or otherwise dispose of any shares of     Subsidiary Stock
of any Restricted Subsidiary, nor will the Company permit any
such     Restricted Subsidiary to issue, sell or otherwise
dispose of any shares of its own     Subsidiary Stock; provided
that the foregoing restrictions do not apply to:

                (i)   the issue of directors' qualifying shares
by any such Restricted           Subsidiary;

                (ii)  any such Transfer of Subsidiary Stock of a
Restricted Subsidiary           constituting a Transfer
described in clause (a) of the definition of "Asset
Disposition"; and

                (iii) the Transfer of all of the Subsidiary
Stock of a Restricted           Subsidiary owned by the Company
and its other Restricted Subsidiaries if:

                      <u  such Transfer satisfies the
requirements of Section                10.9(a),

                      (B)  in connection with such Transfer the
entire investment                (whether represented by stock,
Debt, claims or otherwise) of the                Company and its
other Restricted Subsidiaries in such Restricted
Subsidiary is sold, transferred or otherwise disposed of to a
Person                other than (1) the Company, (2) another
Restricted Subsidiary not being                simultaneously
disposed of, or (3) an Affiliate, and

                      (C)  the Restricted Subsidiary being
disposed of has no                continuing investment in (1)
any other Restricted Subsidiary not being simultaneously disposed of, or (2) the Company.

           (c)  Debt Prepayment Offer.  In connection with any
Transfer consummated     after the date of the Closing and any
Debt Prepayment Application by the Company     pursuant to
subsection (a) of this Section 10.9 with respect thereto, the
following     procedure will apply:

                (i)   The Company shall provide written notice
to each holder of           Notes of, and such written notice
shall constitute, an irrevocable offer by the           Company
to prepay the Notes of each such holder with such holder's
Ratable           Portion of the Net Proceeds Amount with
respect to such Transfer.   Such           holder's Ratable
Portion of the Net Proceeds Amount shall be applied to the
    prepayment of principal of such holder's Notes, plus accrued
interest with           respect to such principal amount being
prepaid, plus the Make-Whole Amount           with respect to
such principal amount.  Such written notice shall be given to each holder of Notes not less than 30 days and not more
than 60 days prior to           the actual date of prepayment
(the "Debt Prepayment Application Date"), and           shall
set forth:

                      (A)  the Debt Prepayment Application Date,

                      (B)  the principal amount of the Notes to
be so prepaid, the                amount of accrued interest
thereon being paid, and the estimated                Make-Whole
Amount due in connection with such prepayment
(calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, and

                      (C)  a statement describing the Transfer
in respect of such                prepayment and a calculation
of the Net Proceeds Amount in respect                thereof.

                (ii)  Each holder of a Note that fails to
respond to such offer in           writing at least 10 days
prior to the Debt Prepayment Application Date shall be
deemed to have rejected such offer.  The Company may retain for
its own           purposes the Ratable Portion of any rejecting
holder.

                (iii) Any partial prepayment of the Notes
pursuant to this Section           10.9 shall reduce the
principal amount of each required prepayment of the
Notes becoming due under Section 8.1 on and after the date of
such           prepayment and the principal amount of the
required payment due on the           maturity date of the Notes
in the same proportion as the aggregate unpaid
principal amount of the Notes is reduced as a result of such
partial           prepayment.

11.  EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

           (a)  the Company defaults in the payment of any
principal or Make-Whole     Amount, if any, on any Note when the
same becomes due and payable, whether at     maturity or at a
date fixed for prepayment or by declaration or otherwise; or

           (b)  the Company defaults in the payment of any
interest on any Note for     more than five Business Days after
the same becomes due and payable; or

           (c)  (i)   the Company defaults in the performance of
or compliance with           any term contained in Section
7.1(d) or any of Sections 10.3 through 10.9, inclusive, or in any Incorporated Covenant in Section 5.2 of
Schedule 9.8, or

                (ii)  the Company defaults in the performance of
or compliance with           any term contained in any
Incorporated Covenant (other than those referred to           in
paragraph (c)(i) of this Section 11) and such default is not
remedied within           15 calendar days; or

           (d) any Obligor defaults in the performance of or compliance with any term contained in any Financing Document (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 Business Days after the earlier of (i) a Responsible Officer
obtaining actual knowledge of such     default and (ii) the
Company receiving written notice of such default from any holder
of     a Note; or

           (e)  any representation or warranty made in writing
by or on behalf of any     Obligor or by any officer of such
Obligor in any Financing Document or in any writing
furnished in connection with the transactions contemplated by
any Financing     Document proves to have been false or
incorrect in any material respect on the date     as of which
made; or

           (f)  any Obligor or any of their respective
Subsidiaries shall fail to pay any     part of the principal of,
the premium or make-whole amount, if any, or the interest on, or any other payment of money due under any of its Indebtedness
(other than     Indebtedness under this Agreement and the
Notes), beyond any period of grace     provided with respect
thereto, that individually or together with other such Indebtedness as to which any such failure exists has an
aggregate outstanding     principal amount in excess of
$500,000; or any Obligor or any of their respective
Subsidiaries shall fail to perform or observe any other term,
covenant or agreement     contained in any agreement, document
or instrument evidencing or securing any such     Indebtedness
having in excess of such aggregate outstanding principal amount,
or     under which any such Indebtedness was issued or created,
beyond any period of     grace, if any, provided with respect
thereto and any such Obligor or Subsidiary has     been notified
by the creditor of such default, or any other event or condition
shall     occur or exist, and the effect of any such failure, or
as a consequence of the     occurrence or existence of any such
event or condition, is (i) to cause, or permit the     holders
of such Indebtedness (or a trustee or other representative on
behalf of such     holders) to cause, any payment of such
Indebtedness to become due prior to its     regularly scheduled
due date, (ii) that any such Obligor or Subsidiary has become obligated to purchase or repay any such Indebtedness prior to
its regularly scheduled     due date or one or more Persons have
the right to require any such Obligor or     Subsidiary so to
purchase or repay such Indebtedness prior to its regularly
scheduled     due date or (iii) to permit the holders of such
Indebtedness (or a trustee or other     representative on behalf
of such holders) to elect a majority of the board of directors of any such Obligor or Subsidiary; provided that if an Event
of Default would exist     under the foregoing provisions of
this clause (f) solely as a result of a failure by the
Company to perform or observe Section 5.2(c) of the Bank Loan
Agreement, then     such failure shall not constitute an Event
of Default unless, as a consequence of such     failure, any
such Indebtedness, which Indebtedness individually or together
with other     such Indebtedness as to which any such failure
exists has an aggregate outstanding     principal amount in
excess of $1,000,000, shall have become due prior to its
regularly     scheduled due date, or any such Obligor or
Subsidiary has become obligated to     purchase or repay in
excess of such amount of any such Indebtedness prior to its regularly scheduled due date, or the holders of in excess of
such amount of such     Indebtedness (or a trustee on behalf of
such holders) shall have exercised a right to     elect a
majority of the board of directors of any such Obligor or Subsidiary; or

           (g)  any Obligor or any Restricted Subsidiary (i) is
generally not paying, or     admits in writing its inability to
pay, its debts as they become due, (ii) files, or consents
by answer or otherwise to the filing against it of, a petition
for relief or reorganization     or arrangement or any other
petition in bankruptcy, for liquidation or to take     advantage
of any bankruptcy, insolvency, reorganization, moratorium or
other similar     law of any jurisdiction, (iii) makes an
assignment for the benefit of its creditors,     (iv) consents
to the appointment of a custodian, receiver, trustee or other
officer with     similar powers with respect to it or with
respect to any substantial part of its property,     (v) is
adjudicated as insolvent or to be liquidated, or (vi) takes
corporate action for the     purpose of any of the foregoing; or

           (h)  a court or governmental authority of competent
jurisdiction enters an     order appointing, without consent by
any Obligor or any Restricted Subsidiary, a     custodian,
receiver, trustee or other officer with similar powers with
respect to any     Obligor or any Restricted Subsidiary or with
respect to any substantial part of the     property of any
Obligor or any Restricted Subsidiary, or constituting an order
for relief     or approving a petition for relief or
reorganization or any other petition in bankruptcy     or for
liquidation or to take advantage of any bankruptcy or insolvency
law of any     jurisdiction, or ordering the dissolution,
winding-up or liquidation of any Obligor or any     Restricted
Subsidiary, or any such petition shall be filed against any
Obligor or any     Restricted Subsidiary and such petition shall
not be dismissed within 60 days; or

           (i)  a final judgment or judgments for the payment of
money aggregating in     excess of $10,000,000 are rendered
against one or more of the Obligors and the     Restricted
Subsidiaries and which judgments are not, within 45 days after
entry     thereof, bonded, discharged or stayed pending appeal,
or are not discharged within     45 days after the expiration of
such stay; or

           (j)  (i)   the Guaranty Agreement shall cease to be
in full force and effect           or shall be declared by a
court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against any Guarantor,

                (ii)  the validity or enforceability of the
Guaranty Agreement against           any Guarantor shall be
contested by such Guarantor, the Company or any Affiliate, or

                (iii) any Guarantor, the Company or any
Affiliate shall deny that such           Guarantor has any
further liability or obligation under the Guaranty Agreement;
       or

           (k)  (i)   any Plan shall fail to satisfy the minimum
funding standards of           ERISA or the Code for any plan
year or part thereof or a waiver of such           standards or
extension of any amortization period is sought or granted under section 412 of the Code, a notice of intent to terminate any Plan
shall have been or is           reasonably expected to be filed
with the PBGC or the PBGC shall have           instituted
proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have
notified the Company or           any ERISA Affiliate that a
Plan may become a subject of any such proceedings,

                (iii) the aggregate "amount of unfunded benefit
liabilities" (within the           meaning of section
4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000,

                (iv)  the Company or any ERISA Affiliate shall
have incurred or is           reasonably expected to incur any
liability pursuant to Title I or IV of ERISA or           the
penalty or excise tax provisions of the Code relating to
employee benefit           plans,

                (v)   the Company or any ERISA Affiliate
withdraws from any           Multiemployer Plan, or

                (vi)  the Company or any Restricted Subsidiary
establishes or           amends any employee welfare benefit
plan that provides post-employment           welfare benefits in
a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event
or events described           in clauses (i) through (vi) above,
either individually or together with any other           such
event or events, could reasonably be expected to have a Material
          Adverse Effect.

     As used in Section 11(k), the terms "employee benefit plan"
and "employee welfare     benefit plan" shall have the
respective meanings assigned to such terms in section 3     of
ERISA.

12.  REMEDIES ON DEFAULT, ETC.

     12.1  Acceleration.

           (a)  If an Event of Default with respect to the
Company described in     paragraph (g) or (h) of Section 11
(other than an Event of Default described in clause     (i) of
paragraph (g) or described in clause (vi) of paragraph (g) by
virtue of the fact     that such clause encompasses clause (i)
of paragraph (g)) has occurred, all the Notes     then
outstanding shall automatically become immediately due and payable.

           (b)  If any other Event of Default has occurred and
is continuing, any holder     or holders of more than 60% in
principal amount of the Notes at the time outstanding     may at
any time at its or their option, by notice or notices to the
Company, declare all     the Notes then outstanding to be
immediately due and payable.

           (c)  If any Event of Default described in paragraph
(a) or (b) of Section 11     has occurred and is continuing, any
holder or holders of Notes at the time outstanding     affected
by such Event of Default may at any time, at its or their
option, by notice or     notices to the Company, declare all the
Notes held by it or them to be immediately     due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2  Other Remedies.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in any Financing Document, or for an injunction against a violation of any of the terms thereof, or in aid of the exercise of any power granted thereby or by law or otherwise.

     12.3  Rescission.

     At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 60% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     12.4  No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by any Financing Document upon any holder of any Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     13.1  Registration of Notes.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     13.2  Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     13.3  Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

           (a)  in the case of loss, theft or destruction, of
indemnity reasonably     satisfactory to it (provided that if
the holder of such Note is, or is a nominee for, an     original
Purchaser or another Institutional Investor, such Person's own
unsecured     agreement of indemnity shall be deemed to be
satisfactory), or

           (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

     14.1  Place of Payment.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in St. Petersburg, Florida at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company located in the United States or the principal office of a bank or trust company located in the United States.

     14.2  Home Office Payment.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.  EXPENSES, ETC.

     15.1  Transaction Expenses.

     Whether or not the transactions contemplated by the Financing Documents are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any of the Financing Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Financing Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

     15.2  Survival.

     The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of each of the Financing
Documents, and the termination of each of the Financing
Documents.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of the Financing Documents, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any Financing Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

     17.1  Requirements.

           (a)  Requirements Generally.  This Agreement and the
Notes may be     amended, and the observance of any term hereof
or of the Notes may be waived     (either retroactively or
prospectively), with (and only with) the written consent of the
   Company and the Required Holders, except that (a) no
amendment or waiver of any of     the provisions of Section 1,
2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you
in writing, and (b) no     such amendment or waiver may, without
the written consent of the holder of each     Note at the time
outstanding affected thereby, (i) subject to the provisions of
  Section 12 relating to acceleration or rescission, change the
amount or time of any     prepayment or payment of principal of,
or reduce the rate or change the time of     payment or method
of computation of interest or of the Make-Whole Amount on, the
  Notes, (ii) change the percentage of the principal amount of
the Notes the holders of     which are required to consent to
any such amendment or waiver, or (iii) amend any of     Sections
8, 11(a), 11(b), 12, 17 or 20.

           (b)  Incorporated Covenants.  Notwithstanding the
provisions of Section     17.1(a), each Purchaser agrees, and
each other holder of Notes by its acceptance of     any Note
shall be deemed to have agreed, to grant its written consent,
promptly     following its receipt of written request by the
Company for such consent, to any     amendment of, or waiver
with respect to, (prospectively only) any of the Incorporated
 Covenants and related defined terms set forth in Schedule 9.8
in a manner consistent     with any one or more amendments of,
or waivers with respect to, the covenants and     related
defined terms in the Bank Loan Agreement that correspond to the
Incorporated     Covenants and related defined terms, provided
that (A) the Company shall have     delivered to each holder of
Notes a copy of such amendment or waiver relating to the
Bank Loan Agreement, together with a certificate of a
Responsible Officer of the     Company to the effect that such
copy is true and complete and that such amendment     or waiver
relating to the Bank Loan Agreement has become effective in
accordance     with the terms of the Bank Loan Agreement and (B)
the effect of the requested     amendment or waiver relating to
the Incorporated Covenants shall be no less     favorable (and
no more onerous) to the holders of Notes than the corresponding amendment or waiver relating to the Bank Loan Agreement is to the Banks.

           (c)  Most Favored Covenants.  Notwithstanding the
provisions of Section     17.1(a), if at any time

                (i)   this Agreement shall have been amended to
provide for one or           more Most Favored Covenants
contemplated by Section 9.9, and

                (ii)  the Company shall have obtained an
amendment of, or waiver           with respect to, the covenant
corresponding to any such Most Favored           Covenant
pursuant to the terms of each other agreement at the time having
the           benefit thereof, and

                (iii) the Company shall have delivered to each
holder of Notes a           copy of each such amendment or
waiver referred to in clause (ii) above,           together with
a certificate of a Responsible Officer of the Company to the
effect           that each such copy is true and complete and
that each such amendment or           waiver has become
effective in accordance with the terms of the agreement to which it relates,

     each Purchaser agrees, and each other holder of Notes by
its acceptance of any Note     shall be deemed to have agreed,
to grant its written consent, promptly following its     receipt
of written request by the Company for such consent to any
amendment of, or     waiver with respect to, (prospectively
only) each of such Most Favored Covenants in a     manner no
less favorable (and no more onerous) to the holders of the Notes
than the     corresponding amendment or waiver relating to such
other agreements with respect to     which such waivers or
amendments have been so obtained.

     17.2  Solicitation of Holders of Notes.

           (a)  Solicitation.  The Company will provide each
holder of the Notes     (irrespective of the amount of Notes
then owned by it) with sufficient information,     sufficiently
far in advance of the date a decision is required, to enable
such holder to     make an informed and considered decision with
respect to any proposed amendment,     waiver or consent in
respect of any of the provisions hereof or of the Notes.  The
 Company will deliver executed or true and correct copies of
each amendment, waiver     or consent effected pursuant to the
provisions of this Section 17 to each holder of     outstanding
Notes promptly following the date on which it is executed and
delivered     by, or receives the consent or approval of, the
requisite holders of Notes.

           (b)  Payment.  The Company will not directly or
indirectly pay or cause to     be paid any remuneration, whether
by way of supplemental or additional interest, fee     or
otherwise, or grant any security, to any holder of Notes as
consideration for or as     an inducement to the entering into
by any holder of Notes or any waiver or     amendment of any of
the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the
same terms, ratably to     each holder of Notes then outstanding
even if such holder did not consent to such     waiver or
amendment.

     17.3  Binding Effect, etc.

     Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.
As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     17.4  Notes held by Company, etc.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under any of the Financing Documents, or have directed the taking of any action provided in any of the Financing Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

           (i)  if to you or your nominee, to you or it at the
address specified for such     communications in Schedule A, or
at such other address as you or it shall have     specified to
the Company in writing,

           (ii) if to any other holder of any Note, to such
holder at such address as     such other holder shall have
specified to the Company in writing, or

           (iii)if to the Company, to the Company at its address
set forth at the     beginning hereof to the attention of Chris
A. Lewis, or at such other address as the     Company shall have
specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

     The Financing Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that

           (a)  was publicly known or otherwise known to you
prior to the time of such     disclosure,

           (b)  subsequently becomes publicly known through no
act or omission by     you or any person acting on your behalf,

           (c)  otherwise becomes known to you other than
through disclosure by the     Company or any Subsidiary or

           (d)  constitutes financial statements delivered to
you under Section 7.1 that     are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to

           (i)  your directors, officers, employees, agents,
attorneys and affiliates (to     the extent such disclosure
reasonably relates to the administration of the investment represented by your Notes),

           (ii) your financial advisors and other professional
advisors who agree to     hold confidential the Confidential
Information substantially in accordance with the     terms of
this Section 20,

           (iii)any other holder of any Note,

           (iv) any Institutional Investor to which you sell or
offer to sell such Note or     any part thereof or any
participation therein (if such Person has agreed in writing
prior     to its receipt of such Confidential Information to be
bound by the provisions of this     Section 20),

           (v)  any Person from which you offer to purchase any
security of the     Company (if such Person has agreed in
writing prior to its receipt of such Confidential
Information to be bound by the provisions of this Section 20),

           (vi) any federal or state regulatory authority having jurisdiction over you,

           (vii)the National Association of Insurance
Commissioners or any similar     organization, or any nationally
recognized rating agency that requires access to     information
about your investment portfolio or

           (viii)any other Person to which such delivery or
disclosure may be     necessary or appropriate (w) to effect
compliance with any law, rule, regulation or     order
applicable to you, (x) in response to any subpoena or other
legal process, (y) in     connection with any litigation to
which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably
determine such delivery     and disclosure to be necessary or
appropriate in the enforcement or for the protection     of the
rights and remedies under the Financing Documents.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 20.

21.  SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

     22.1  Additional Notes.

     Subject to the terms and provisions hereof (including, but not limited to, Sections 10.5 and 10.6), the Company may, from time to time, issue and sell additional promissory notes pursuant to agreements which may incorporate by reference all or certain of the provisions of this Agreement and the Other Agreements. Such incorporation by reference shall not have the effect of constituting such promissory notes as Notes for any purpose, whether for acceleration of the Notes, rescission of such acceleration, or the exercise of any other amendments or waivers of the provisions hereof or of the Other Agreements, or otherwise.

     22.2  Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns
(including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     22.3  Payments Due on Non-Business Days.

     Anything in the Financing Documents to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     22.4  Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     22.5  Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     22.6  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     22.7  Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

 [Remainder of page intentionally blank.  Next page is signature
page.]     If you are in agreement with the foregoing, please
sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       JABIL CIRCUIT, INC.



                                       By
                    Name:
    Title:

 The foregoing is hereby agreed to.

[PURCHASER]



By     Name:     Title:                               SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Purchaser NameCONNECTICUT GENERAL LIFE INSURANCE COMPANYName in
Which to Register Note(s)CIG & Co.Note Registration Number;
Principal AmountR-1; $9,100,000 R-2; $5,700,000 R-3; $3,400,000
R-4; $3,400,000Payment on Account of Note

       Method

       Account Information

Federal Funds Wire Transfer

Chase Manhattan Bank, N.A. Chase NYC/CTR/ BNF=CIGNA Private
Placements/AC=9009001802 ABA# 021000021

OBI=[name of company; description of security; interest rate; maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]Accompanying InformationName of Company:JABIL CIRCUIT, INC. Description of Security:
                    6.89% Senior Notes due May 30, 2004 PPN:
                                466313 A* 4 Due Date and
Application (as among principal, Make-Whole Amount and interest) of the payment being made:Address for Notices Related to PaymentsCIG & Co. c/o CIGNA Investments, Inc. 900 Cottage Grove Road Hartford, CT 06152-2206 Attention: Securities Processing S-206

with a copy to:

Chase Manhattan Bank, N.A. Private Placement Servicing P.O. Box 1508 Bowling Green Station New York, NY 10081 Attention: CIGNA Private Placements FAX: 212-552-3107/1005Contact for Telephonic Notices Pursuant to Section 8.3(a)CIG & Co. Attention: Edward Lewis, Private Securities Division S-307 Tel:
860/726-6868Address for All other NoticesCIG & Co. 900 Cottage Grove Road Hartford, CT 06152-2307 Attention: Private Securities Division S-307

FAX: 860/726-7203Signature Page FormatCONNECTICUT GENERAL LIFE
INSURANCE COMPANY By CIGNA Investments, Inc.

      By______________________________Tax Identification
Number13-3574027Purchaser NameLIFE INSURANCE COMPANY OF NORTH
AMERICAName in Which to Register Note(s)CIG & Co.Note
Registration Number; Principal AmountR-5; $3,400,000Payment on
Account of Note

       Method

       Account Information

Federal Funds Wire Transfer

Chase Manhattan Bank, N.A. Chase NYC/CTR/ BNF=CIGNA Private
Placements/AC=9009001802 ABA# 021000021

OBI=[name of company; description of security; interest rate; maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]Accompanying InformationName of Company:JABIL CIRCUIT, INC. Description of Security:
                    6.89% Senior Notes due May 30, 2004 PPN:
                                466313 A* 4 Due Date and
Application (as among principal, Make-Whole Amount and interest) of the payment being made:Address for Notices Related to PaymentsCIG & Co. c/o CIGNA Investments, Inc. 900 Cottage Grove Road Hartford, CT 06152-2206 Attention: Securities Processing S-206

with a copy to:

Chase Manhattan Bank, N.A. Private Placement Servicing P.O. Box 1508 Bowling Green Station New York, NY 10081 Attention: CIGNA Private Placements FAX: 212-552-3107/1005Contact for Telephonic Notices Pursuant to Section 8.3(a)CIG & Co. Attention: Edward Lewis, Private Securities Division S-307 Tel:
860/726-6868Address for All other NoticesCIG & Co. 900 Cottage Grove Road Hartford, CT 06152-2307 Attention: Private Securities Division S-307

FAX: 860/726-7203Signature Page FormatLIFE INSURANCE COMPANY OF
NORTH AMERICA By CIGNA Investments, Inc.

    By______________________________Tax Identification
Number13-3574027Purchaser NameMETROPOLITAN LIFE INSURANCE
COMPANYName in Which Note is RegisteredMETROPOLITAN LIFE
INSURANCE COMPANYNote Registration Number, Principal AmountR-6
$25,000,000Payment on Account of Note

       Method

       Account Information

Federal Funds Wire Transfer

The Chase Manhattan Bank, N.A. 33 East 23rd Street ABA No. 021000021 Account No. 002-2-410591Accompanying InformationName of Company:JABIL CIRCUIT, INC. Description of Security:
                       6.89% Senior Notes due May 30, 2004 PPN:
                                   466313 A* 4 Due Date and
Application (as among principal, Make-Whole Amount and interest) of the payment being made:Address for Notices Related to PaymentsMetropolitan Life Insurance Company One Madison Avenue New York, NY 10010 Attention: Treasurer

with a copy to:

Metropolitan Life Insurance Company 334 Madison Avenue P.O. Box 633 Convent Station, NJ 07961-0633 Attention: Vice President
Tel: 201/254-3222Contact for Telephonic Notices Pursuant to
Section 8.3(a)Metropolitan Life Insurance Company Attention:
Vice President Tel: 201/254-3222Address for All other NoticesMetropolitan Life Insurance Company One Madison Avenue New York, NY 10010 Attention: Treasurer

with a copy to:

Metropolitan Life Insurance Company 334 Madison Avenue P.O. Box
633 Convent Station, NJ 07961-0633 Attention: Vice President
Tel: 201/254-3222Signature Page FormatMETROPOLITAN LIFE
INSURANCE COMPANY

 By__________________________                              Name:
                             Title:Tax Identification
Number13-5581829                               SCHEDULE B

                              DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     Acquisition -- means any acquisition, directly or indirectly, by the Company or any Restricted Subsidiary, after the date of the Closing, of

           (a)  any Capital Stock or other equity interests of a
Person that concurrently     with such acquisition becomes a
Restricted Subsidiary, or

           (b) all or substantially all of the assets of a Person.

     Affiliate -- means, at any time, and with respect to any Person,

           (a)  any other Person that at such time directly or
indirectly through one or     more intermediaries Controls, or
is Controlled by, or is under common Control with,     such
first Person, and

           (b)  any Person beneficially owning or holding,
directly or indirectly, 10% or     more of any class of voting
or equity interests of the Company or any Subsidiary or     any
corporation of which the Company and its Subsidiaries
beneficially own or hold, in     the aggregate, directly or
indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     Agreement, this -- is defined in Section 17.3.

     Asset Disposition -- means any Transfer except:

           (a)  any Transfer from a Restricted Subsidiary to the
Company or a Wholly-     Owned Restricted Subsidiary, or

           (b)  any Transfer made in the ordinary course of
business and involving only     property that is either (i)
inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the
business of the Company or any     of its Restricted
Subsidiaries or that is obsolete.

     Bank Debt -- means any Debt of the Company or any of its Subsidiaries owed to any of the Banks under the Bank Loan
Agreement or any related agreement, instrument or other document.

     Bank Loan Agreement -- means the Loan Agreement dated as of May 30, 1996, among the Company, the Banks set forth on the signature pages thereof, and NBD Bank, as agent for such Banks, as may be amended, restated or otherwise modified from time to time, or replaced by a new agreement in which the Banks acting as lenders as of the date of Closing hold more than 50% of the commitments (measured by principal amount) to lend under such new agreement; provided that if any such new agreement shall at any time be entered into by the Company, then concurrently therewith the Company shall, unless otherwise agreed by the Required Holders, cause the Banks under such new agreement to enter into a new intercreditor agreement with the holders of the Notes substantially in the form of the Intercreditor Agreement.

     Banks -- means the banks initially party to the Bank Loan Agreement (namely, NBD Bank, Sun Bank of Tampa Bay, Barnett Bank of Pinellas County and The First National Bank of Boston) and each other bank or other Person from time to time acting as a lender or other provider of financial accommodations to the Company or any Subsidiary under the Bank Loan Agreement.

     Business Day -- means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     Capital Lease -- means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     Capital Lease Obligation -- means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease that would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     Capital Stock -- means any class of capital stock, share capital or similar equity interest of a Person, provided that as used in Section 10.3 such term shall have the meaning specified in Schedule 10.3.

     Change in Control -- means, at any time, the acquisition or holding, directly or indirectly, by

           (a)  any person (as such term is used in section
13(d) and section 14(d)(2)     of the Exchange Act as in effect
on the date of the Closing), or

           (b)  related Persons constituting a group (as such
term is used in Rule 13d-     5 under the Exchange Act as in
effect on the date of the Closing),

other than Acceptable Control Persons, of the beneficial or record ownership of more than 50% of the Voting Stock of the Company. For purposes of this definition and the definition of "Acceptable Control Persons," "group of Persons" shall mean two or more Persons that are acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Securities of an issuer.

As used in this definition, "Acceptable Control Persons" means any group of Persons that includes each of William D. Morean, Thomas A. Sansone and Ronald J. Rapp, provided that Mr. Morean, Mr. Sansone and Mr. Rapp at all times (i) hold the positions of Chief Executive Officer, President and Chief Financial Officer, respectively, of the Company, or positions with another title but equal or greater responsibilities, and (ii) are actively involved in the day-today management of the Company.

     Closing -- is defined in Section 3.

     Code -- means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     Collateral Agent -- means NBD Bank, as collateral agent under the Pledge Agreement and the Intercreditor Agreement, and any successor or assign appointed in accordance with the provisions of the Intercreditor Agreement.

     Company -- is defined in the introductory sentence.

     Confidential Information -- is defined in Section 20.

     Consolidated Adjusted Net Worth -- means, at any time, stockholders' equity of the Company and its Restricted Subsidiaries as would be shown on a consolidated balance sheet for such Persons at such time in accordance with GAAP, excluding therefrom, however, any Preferred Stock that is mandatorily redeemable.

     Consolidated Debt -- means, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

     Consolidated Fixed Charges -- means, with respect to any period, the sum of (a) Consolidated Interest Charges for such period plus (b) Consolidated Lease Rentals for such period.

     Consolidated Interest Charges -- means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Earnings for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Earnings for such period, plus (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Earnings for such period.

     Consolidated Lease Rentals -- means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that if, at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (a) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (b) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer on a reasonable basis and in good faith.

     Consolidated Net Earnings -- means, with reference to any period, the net earnings (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, provided that there shall be excluded:

           (a)  the income (or loss) of any Person accrued prior
to the date it becomes     a Restricted Subsidiary or is
consolidated or merged with or into the Company or a
Restricted Subsidiary, and the income (or loss) of any Person,
all or substantially all of     the assets of which have been
acquired in any manner, realized by such other Person     prior
to the date of acquisition,

           (b)  the income (or loss) of any Person (other than a
Restricted Subsidiary)     in which the Company or any
Restricted Subsidiary has an ownership interest, except     to
the extent that any such income has been actually received by
the Company or     such Restricted Subsidiary in the form of
cash dividends or similar cash distributions,

           (c)  the undistributed earnings of any Restricted
Subsidiary to the extent that     the declaration or payment of
dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its
charter or any agreement,     instrument, judgment, decree,
order, statute, rule or governmental regulation     applicable
to such Restricted Subsidiary,

           (d)  any restoration to income of any contingency
reserve, except to the     extent that provision for such
reserve was made out of income accrued during such     period,

           (e)  any aggregate net gain (but not any aggregate
net loss) during such     period arising from the sale,
conversion, exchange or other disposition of capital     assets
(such term to include, without limitation, (i) all non-current
assets and, without     duplication, (ii) the following, whether
or not current:  all fixed assets, whether tangible     or
intangible, all inventory sold in conjunction with the
disposition of fixed assets, and     all Securities),

           (f)  any gains resulting from any write-up of any
assets (but not any loss     resulting from any write-down of
any assets),

           (g)  any net gain from the collection of the proceeds
of life insurance     policies,

           (h)  any net income or gain (but not any net loss)
during such period from     (i) any change in accounting
principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles
in accordance with     GAAP, (iii) any extraordinary items, or
(iv) any discontinued operations or the     disposition thereof,

           (i)  any deferred credit representing the excess of
equity in any Restricted     Subsidiary at the date of
acquisition over the cost of the investment in such Restricted
  Subsidiary,

           (j)  in the case of a successor to the Company by
consolidation or merger     or as a transferee of its assets,
any earnings of the successor corporation prior to     such
consolidation, merger or transfer of assets,

           (k)  any portion of such net income that cannot be
freely converted into     United States dollars, and

           (l) any extraordinary, unusual or nonrecurring gains or losses.

     Consolidated Net Earnings Available for Fixed Charges -- means, with respect to any period, Consolidated Net Earnings for such period plus all amounts deducted in the computation thereof on account of (a) Consolidated Fixed Charges, (b) taxes imposed on or measured by income or excess profits and (c) depreciation and amortization (for purposes of this clause (c), it is agreed that the foregoing reference to "amortization" shall exclude amortization of grants from the Scottish government of the type described in note 1.f. to the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended August 31, 1995).

     Consolidated Net Income -- is defined in Schedule 10.3.

     Consolidated Tangible Net Worth -- is defined in Schedule
10.3.

     Consolidated Total Assets -- means, at any time, the total assets of the Company and its Restricted Subsidiaries that would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

     Consolidated Total Capitalization -- means, at any time, the sum of (a) Consolidated Adjusted Net Worth at such time plus
(b) Consolidated Debt at such time.

     Control Notice Event -- means

           (a)  the execution by the Company or any Subsidiary
or Affiliate of any letter     of intent or similar agreement
with respect to any proposed transaction or event or     series
of transactions or events that, individually or in the
aggregate, could reasonably     be expected to result in a
Change in Control,

           (b)  the execution of any written agreement that,
when fully performed by     the parties thereto, would result in
a Change in Control, or

           (c)  the making of any written offer by any person
(as such term is used in     section 13(d) and section 14(d)(2)
of the Exchange Act as in effect on the date of the     Closing)
or related persons constituting a group (as such term is used in
Rule 13d-5     under the Exchange Act as in effect on the date
of the Closing) to the holders of the     Voting Stock of the
Company which offer, if accepted by the requisite number of such holders, would result in a Change in Control.

     Control Prepayment Date -- is defined in Section 8.3(a).

     Debt -- means with respect to any Person, at any time, without duplication,

           (a)  its liabilities for borrowed money and its
redemption obligations in     respect of mandatorily redeemable
Preferred Stock;

           (b)  its liabilities for the deferred purchase price
of property acquired by     such Person (excluding accounts
payable arising in the ordinary course of business     but
including all liabilities created or arising under any
conditional sale or other title     retention agreement with
respect to any such property);

           (c) all liabilities in respect of Capital Leases of such Person;

           (d)  all liabilities secured by any Lien with respect
to any property owned by     such Person (whether or not it has
assumed or otherwise become liable for such     liabilities);

           (e)  all its liabilities in respect of letters of
credit or instruments serving a     similar function issued or
accepted for its account by banks and other financial institutions (whether or not representing obligations for
borrowed money), but only to     the extent that such
liabilities at such time constitute liabilities in accordance
with     GAAP;

           (f)  Swaps of such Person; and

           (g)  any Guaranty of such Person with respect to
liabilities of a type     described in any of clauses (a)
through (f) hereof;

provided that in no event shall Debt include any unfunded obligations of the Company in respect of any Plan. Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     For the purposes of this Agreement, including, without limitation, Sections 10.5 and 10.6, (i) any Person becoming a Restricted Subsidiary after the date of the Closing shall be deemed, at the time it shall become a Restricted Subsidiary, to have incurred all of its then outstanding Debt and (ii) with respect to any property acquired by the Company or any Restricted Subsidiary that is encumbered by a Lien securing Debt (whether or not the Company or such Restricted Subsidiary shall have assumed such Debt), the Company or such Restricted Subsidiary shall be deemed to have incurred such Debt at the time of the acquisition of such property. If, at any time, any Wholly-Owned Restricted Subsidiary shall cease to qualify under this Agreement as a "Wholly-Owned Restricted Subsidiary," the Company and/or any Restricted Subsidiary shall be deemed to have incurred any Debt owing by such Person to such former Wholly-Owned Restricted Subsidiary on the first date on which such former Wholly-Owned Restricted Subsidiary ceased to be a Wholly-Owned Restricted Subsidiary.

     Debt Prepayment Application -- means, with respect to any Transfer of property, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt (other than Senior Debt owing to any of the Restricted Subsidiaries or any Affiliate and Senior Debt in respect of any revolving credit or similar facility providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Company shall offer to prepay each outstanding
Note in accordance with Section 10.9(c) in a principal amount that equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion for such Note.

     Debt Prepayment Application Date -- is defined in Section
10.9(c).

     Default -- means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     Default Rate -- means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by The First National Bank of Chicago in Chicago, Illinois (or its successor) from time to time as its "base" or "prime" rate.

     Disposition Value -- means, at any time, with respect to any property

           (a)  in the case of property that does not constitute
Subsidiary Stock, the     book value thereof, valued at the time
of such disposition in good faith by the     Company, and

           (b)  in the case of property that constitutes
Subsidiary Stock, an amount     equal to that percentage of book
value of the assets of the Restricted Subsidiary that     issued
such stock as is equal to the percentage that the book value of
such     Subsidiary Stock represents of the book value of all of
the outstanding capital stock of     such Restricted Subsidiary
(assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving
full effect to all     transactions that would occur or be
required in connection with such conversion)     determined at
the time of the disposition thereof, in good faith by the Company.

     Environmental Laws -- means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including, but not limited to, those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     ERISA Affiliate -- means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     Event of Default -- is defined in Section 11.

     Exchange Act -- means the Securities Exchange Act of 1934, as amended.

     Fair Market Value -- means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller
(neither being under a compulsion to buy or sell).

     Financing Documents -- means, collectively, this Agreement, the Notes, the Guaranty Agreement, the Pledge Agreement, the Intercreditor Agreement and any other Collateral Document (as defined in the Intercreditor Agreement) entered into from time to time.

     GAAP -- means generally accepted accounting principles as in effect from time to time in the United States of America.

     Governmental Authority -- means

           (a)  the government of

                (i)   the United States of America or any state
or other political           subdivision thereof, or

                (ii)  any jurisdiction in which the Company or
any Subsidiary           conducts all or any part of its
business, or that asserts jurisdiction over any properties of the Company or any Subsidiary, or

           (b)  any entity exercising executive, legislative,
judicial, regulatory or     administrative functions of, or
pertaining to, any such government.

     Guarantor -- means, at any time, each Person (including, without limitation, the Initial Guarantor) that at such time is a guarantor under the Guaranty Agreement.

     Guaranty -- means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

           (a)  to purchase such indebtedness or obligation or
any property     constituting security therefor;

           (b)  to advance or supply funds (i) for the purchase
or payment of such     indebtedness or obligation, or (ii) to
maintain any working capital or other balance     sheet
condition or any income statement condition of any other Person
or otherwise     to advance or make available funds for the
purchase or payment of such     indebtedness or obligation;

           (c)  to lease properties or to purchase properties or
services primarily for     the purpose of assuring the owner of
such indebtedness or obligation of the ability of     any other
Person to make payment of the indebtedness or obligation; or

           (d)  otherwise to assure the owner of such
indebtedness or obligation     against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     Guaranty Agreement -- is defined in Section 4.9.

     Hazardous Material -- means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     holder -- means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

     Incorporated Covenants -- is defined in Section 9.8.

     Indebtedness -- means, with respect to any Person, all Debt of such Person and, without duplication, all "Indebtedness" (as such term is defined in Schedule 9.8 as in effect on the date of Closing) of such Person.

     Initial Guarantor -- means Jabil Circuit of Michigan, Inc.

     Institutional Investor -- means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and
(c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     Intercreditor Agreement -- is defined in Section 4.12.

     Jabil Malaysia -- means Jabil Circuit, Sdn Bhd.

     Lien -- means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     Make-Whole Amount -- is defined in Section 8.7.

     Material -- means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

     Material Adverse Effect -- means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its obligations under any of the Financing Documents, or (c) the validity or enforceability of any of the Financing Documents.

     Memorandum -- is defined in Section 5.3.

     Most Favored Covenants -- is defined in Section 9.9.

     Multiemployer Plan -- means any Plan that is a "multiemployer plan" (as such term is defined in section
4001(a)(3) of ERISA).

     Net Cash Proceeds -- is defined in Schedule 10.3.

     Net Proceeds Amount -- means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

           (a)  the aggregate amount of the consideration
(valued at the Fair Market     Value of such consideration at
the time of the consummation of such Transfer)     received by
such Person in respect of such Transfer, minus

           (b)  all ordinary and reasonable out-of-pocket costs
and expenses actually     incurred by such Person in connection
with such Transfer.

     Notes -- is defined in Section 1.

     Obligors -- means the Company and each Guarantor.

     Officer's Certificate -- means a certificate of a Senior
Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     Other Agreements -- is defined in Section 2.

     Other Purchasers -- is defined in Section 2.

     PBGC -- means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     Person -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Plan -- means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     Pledge Agreement -- is defined in Section 4.10.

     Preferred Stock -- means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or other equity distributions or the payment of any amount upon liquidation or dissolution of such corporation.

     Priority Debt -- means, at any time, without duplication, the sum of

           (a)  all Debt of the Company secured by any Lien on
any property of the     Company or any Restricted Subsidiary,
other than any such Debt secured by Liens permitted by any one or more of clauses (a)(i) through (a)(viii), inclusive, of
Section     10.7, plus

            (b) all Debt of Restricted Subsidiaries,

provided that there shall be excluded from Priority Debt (i) unsecured Debt of Jabil Malaysia guarantied by the Company in an amount not exceeding $30,000,000, (ii) Debt of any Guarantor under the Guaranty Agreement, (iii) unsecured Debt of any Guarantor referred to in the foregoing clause (ii) under such Guarantor's guaranty of obligations under the Bank Loan Agreement or any related agreement, instrument or other document, so long as such obligations of such Guarantor are subject to the sharing provisions of the Intercreditor Agreement, and (iv) any Debt of any Restricted Subsidiary under clause (b) above owing solely to the Company or any Wholly-Owned Restricted Subsidiary. Without limitation of the foregoing, it is agreed that any Debt of Jabil Circuit Ltd., or of any other "Borrowing Subsidiary" (as such term is defined in the Bank Loan Agreement), under the Bank Loan Agreement shall constitute Priority Debt.

     Pro Forma Consolidated Fixed Charges Coverage Ratio -- means, at any time, the ratio of (a) Consolidated Net Earnings Available for Fixed Charges for the immediately preceding period of four consecutive fiscal quarters of the Company (for purposes of this definition, a "One Year Retrospective Period"), after giving effect to the assumptions set forth in the last paragraph of this definition, to (b) Consolidated Fixed Charges for such One Year Retrospective Period, after giving effect to the assumptions set forth in the last paragraph of this definition.

     For purposes of determining "Consolidated Net Earnings Available for Fixed Charges" and "Consolidated Fixed Charges" in this definition, any Acquisition or Asset Disposition by the Company or any Restricted Subsidiary that is consummated during the One Year Retrospective Period shall be deemed to have been consummated as of the first day of such One Year Retrospective Period (and the earnings and other results of operations during such period in respect of the property acquired or disposed of shall accordingly be included in the case of an Acquisition, or excluded in the case of an Asset Disposition, for purposes of such determinations) and any Debt incurred in connection with any such Acquisition shall be deemed to be outstanding as of such first day. For purposes of this paragraph, an Acquisition shall include any acquisition of a Person (including, without limitation, an acquisition of Capital Stock of any Subsidiary that, immediately prior to such acquisition, was not a Restricted Subsidiary) that becomes a Restricted Subsidiary or the acquisition of all or substantially all of the assets of any Person.

     property or properties -- means, unless otherwise specifically limited, any kind of property or asset, whether real, personal or mixed, tangible or intangible, choate or inchoate.

     Property Reinvestment Application -- means, with respect to any Transfer of property, the satisfaction of each of the following conditions:

           (a)  an amount equal to the Net Proceeds Amount with
respect to such     Transfer shall have been applied to the
acquisition by the Company, or any of its     Restricted
Subsidiaries making such Transfer, of property that upon such
acquisition is     unencumbered by any Lien (other than Liens
described in clauses (a)(i) through (a)(ix),     inclusive, of
Section 10.7) and that

                (i)   constitutes property that is (x) properly
classifiable under GAAP           as non-current to the extent
that such proceeds are derived from the transfer of
property that was properly classifiable as non-current, and
otherwise properly           classifiable as either current or
non-current, (y) of a similar nature and of at           least
equivalent value as the property that was the subject of such
Transfer,           and (z) to be used in the ordinary course of
business of the Company and its           Restricted
Subsidiaries, or

                (ii)  constitutes equity interests of a Person
that shall be, on or prior           to the time of such
acquisition, a Restricted Subsidiary of the Company, and
  that shall invest the proceeds of such acquisition in property
of the nature           described in the immediately preceding
clause (i); and

           (b)  the Company shall have delivered a certificate
of an officer of the     Company to each holder of a Note
referring to Section 10.9 and generally identifying     the
property that was the subject of such Transfer, the Disposition
Value of such     property, and the nature, terms, amount and
application of the proceeds from the     Transfer.

     Ratable Portion -- for any Note means, with respect to any Transfer of property, an amount equal to the product of (x) the Net Proceeds Amount of such Transfer multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Debt (excluding Senior Debt owing to any of the Restricted Subsidiaries or any Affiliate and Senior Debt in respect of any revolving credit or similar facility providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt).

     Required Holders -- means, at any time, the holders of at least 66-_% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     Responsible Officer -- means the chief executive officer, the President, any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

     Restricted Subsidiary -- means, at any time, each and every Subsidiary at least 80% (by number of votes) of the Voting Stock of which is legally and beneficially owned by the Company and its Wholly-Owned Restricted Subsidiaries at such time.

     Securities Act -- means the Securities Act of 1933, as amended from time to time.

     Security -- has the meaning set forth in section 2(1) of
the Securities Act.      Senior Debt -- means any Debt of the
Company that is not in any manner subordinated in right of payment or security to the Notes or to any other Debt of the Company.

     Senior Financial Officer -- means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     Subsidiary -- means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     Subsidiary Stock -- means, with respect to any Person, the Capital Stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into any Capital Stock) of any Subsidiary of such Person.

     Swaps -- means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.
For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     Transfer -- means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

     Voting Stock -- means, with respect to any Person, any Capital Stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors (or Persons performing similar functions) of such Person (irrespective of whether at the time Capital Stock of any other class or classes shall have or might have voting powers by reason of the happening of any contingency).

     Wholly-Owned Restricted Subsidiary -- means, at any time, any Restricted Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other WhollyOwned Restricted Subsidiaries at such
time.                               SCHEDULE 3

PAYMENT INSTRUCTIONS



                Account Name:          Jabil Circuit, Inc.

                Account #:             59869-04

                ABA #:                 072000326
                      NBD Bank
    611 Woodward Avenue
Detroit, Michigan  48278

                Contact:               Rick Ellis
                       (313) 225-3743

                              SCHEDULE 4.13

                     CHANGES IN CORPORATE STRUCTURE

     None.                               SCHEDULE 5.3

                          DISCLOSURE MATERIALS

     None.                               SCHEDULE 5.4

      SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY
STOCK

                Subsidiaries                Ownership %

           Jabil Circuit of Michigan             100%

           Jabil Circuit, Ltd.                   100%

           Jabil Circuit Sdn Bhd                 100%

                              SCHEDULE 5.5

                          FINANCIAL STATEMENTS

 Jabil Circuit, Inc. Annual Report for the fiscal years ended
August 31, 1993, 1994 and 1995

Jabil Circuit, Inc. 10-K for the fiscal year ended August 31,
1995

Jabil Circuit, Inc. 10-Q for the fiscal quarter ended February
29, 1996                               SCHEDULE 5.8

                           CERTAIN LITIGATION

     Jabil Circuit, Inc. v. Epson America, Inc. (Case number
95-57-CIV-T-23E).

     Commercial Transaction/Breach of Contract suit.  Case in
late stages of     discovery as of the effective date.  The
parties are presently involved in     settlement negotiations
the likely outcome of which will not have a Material     Adverse
Effect.

                              SCHEDULE 5.11

                              PATENTS, ETC.

     Jabil Circuit, Inc. presently has several patents primarily
related to the initial     business when the Company started
operations in Michigan in the 1970's-     1980's.  None of the
patents is valued on the balance sheet.  The Company     does
not derive revenue of any significance from patented technology.

                              SCHEDULE 5.12

                                  ERISA

     The following plans are administered under ERISA:

               Jabil Circuit, Inc. Welfare Benefit Plan

               Restated Cash or Deferred Profit Sharing Plan of
Jabil Circuit, Inc.

                              SCHEDULE 5.14

                             USE OF PROCEEDS

     Approximately $24 million will be used to pay off term debt
with existing banks.      Approximately $26 million will be used
to paydown Jabil Circuit, Inc.'s short-     term borrowings, or
revolving credit facility.

                              SCHEDULE 5.15

                              EXISTING DEBT
        SCHEDULE 9.8

                         INCORPORATED COVENANTS

 (Note:Certain capitalized terms used in the covenants contained
in this Schedule are defined     below in this Schedule under
the heading "CERTAIN DEFINED TERMS USED IN THIS     SCHEDULE;"
other capitalized terms used in this Schedule shall have the
meanings     ascribed to them in Schedule B to the Note Purchase
Agreement of which this     Schedule is a part.  The number and
letter designations of the covenants contained in     this
Schedule correspond (with some modifications) to those used in
the     corresponding provisions of the Bank Loan Agreement.)

********

     5.1   Affirmative Covenants.

           (a) Preservation of Corporate Existence, Etc. The Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(g) of this Schedule, and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law.

           (b) Compliance with Laws, Etc. The Company will, and will cause each Subsidiary to, comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, would give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company and its Subsidiaries.

           (c) Maintenance of Properties; Insurance. The Company will, and will cause each Subsidiary to, maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary.

           (d)  [Reserved.]

           (e) Accounting; Access to Records, Books, Etc. The Company will, and will cause each Subsidiary to, maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to comply with the requirements of the Financing Documents and, at any reasonable time during normal business hours and from time to time, (i) permit any holder of Notes or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers, employees and independent auditors, provided that representatives of the Company selected by the Company are present during any such visit or discussion, and by this provision the Company does hereby authorize such Persons to discuss such affairs, finances and accounts with any holder of Notes subject to the above terms and conditions and
(ii) permit any holder of Notes and any of its agents or representative to conduct a comprehensive field audit of its books, records, property and assets, which audits shall be performed once per year (unless an Event of Default has occurred, in which case audits may be performed more frequently) and which audits shall be at the expense of the Company. In connection with any activities of any holder of Notes pursuant to this Section 5.1(e), prior to any Default or Event of Default, any holder of Notes: (i) shall endeavor to give the Company three Business Days notice of any audit or visit, (ii) shall follow the Company's standard security procedures, and
(iii) agrees that inventory will not be audited unless the Company has relied on inventory in the "Borrowing Base" (as defined in the Bank Loan Agreement) during the twelve months prior to any such audit.

           (f) Stamp Taxes. The Company will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the Notes. The efficacy of this subsection shall survive the payment in full of the Notes.

           (g)  [Reserved.]

           (h) Further Assurances. The Company will execute and deliver, within 30 days after request therefor by the Required Holders, all further instruments and documents and take all further action that may be necessary, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the holders of Notes under, the Financing Documents.

     5.2   Negative Covenants.

           (a) Current Ratio. The Company will not permit or suffer the Consolidated Current Ratio to be less than 1.40 to
1.00 at any time.

           (b) Fixed Charge Coverage Ratio. The Company will not permit or suffer the Consolidated Fixed Charge Coverage
Ratio to be less than, at any time, 3.0 to 1.0; calculated as of the end of each fiscal quarter for the four immediately preceding fiscal quarters.

           (c)  [Reserved.]

           (d)  Funded Indebtedness to Total Capitalization.
The Company will not permit or suffer the ratio of Consolidated
Funded Indebtedness to Consolidated Total Capitalization at any time to exceed 0.60 to 1.0.

           (e) Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                (i)   Indebtedness under the Financing Documents;

                (ii)  The Indebtedness described in Schedule
5.2(e) to the Bank Loan Agreement as in effect on the date of Closing, having the same terms as those existing on the date of Closing, but no extension or renewal thereof shall be permitted;

                (iii) Indebtedness of any Subsidiary of the Company owing to the Company or to any other Subsidiary of the Company;

                (iv) Interest rate or currency swaps, rate caps or other similar transactions with any Bank (valued in an amount equal to the highest termination payment, if any, that would be payable by such Person upon termination for any reason on the date of determination), so long as such Indebtedness is incurred in compliance with the other provisions of the Note Purchase Agreement of which this Schedule is a part (including, without limitation, Sections 10.5 and 10.6 thereof);

                (v)   Indebtedness incurred under the Bank Loan
Agreement and related instruments, agreements or other documents, so long as such Indebtedness is incurred in compliance with the other provisions of the Note Purchase
Agreement of which this Schedule is a part (including, without limitation, Sections 10.5 and 10.6 thereof); and

                (vi) Unsecured Indebtedness of Jabil Malaysia in an aggregate amount not exceeding $30,000,000 and a guaranty by the Company of such Indebtedness; provided, however, the aggregate amount of Indebtedness of Jabil Malaysia shall not exceed the book value of its accounts receivable, inventory and fixed assets as reported in the books of Jabil Malaysia and the terms and conditions of such Indebtedness, including the form of guaranty to be executed by the Company, shall be satisfactory to the Required Holders.

           (f) Liens. The Company will not, and will not permit any Subsidiary to, create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                (i)   Liens for taxes not delinquent or for
taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                (ii)  Liens (other than any Lien imposed by
ERISA) created and maintained in the ordinary course of business which are not material in the aggregate and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

                (iv) Liens existing on the date of Closing upon the same terms as the date of Closing, but no extensions, renewals and replacements thereof shall be permitted, with each existing Lien described in Schedule 5.2(f) to the Bank Loan
Agreement as in effect on the date of Closing;

                (v) Liens granted by a Subsidiary in favor of the Company;

                (vi) The interest or title of a lessor under any lease otherwise permitted under the Financing Documents with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder is not delinquent; and

                (vii) Liens in favor of the Collateral Agent for the benefit of the holders of the Notes and the Banks as contemplated by the Intercreditor Agreement.

           (g) Merger; Acquisitions; Etc. The Company will not, and will not permit any Subsidiary to, subject to Section 5.2(j) of this Schedule, purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any Person, or all or a substantial portion of the capital stock of or other ownership interest in any other Person; nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other Person, provided, however, that this Section 5.2(g) shall not prohibit any merger, acquisition or joint venture if (i) the Company shall be the surviving or continuing corporation thereof, (ii) immediately before and after such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Section 5 of the Note Purchase Agreements shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, (iii) the aggregate amount paid or payable in cash for all such mergers, acquisitions or joint ventures by the Company and its Subsidiaries after the date of Closing does not exceed $10,000,000, and (iv) prior to the consummation of such merger or acquisition, the Company shall have provided to each holder of Notes an opinion of counsel and a certificate of the chief financial officer of the Company (attaching computations and pro forma financial statements to demonstrate compliance with all financial covenants hereunder both before and after such merger, acquisition or joint venture has been completed), each stating that such merger or acquisition complies with this Section 5.2(g) and that any other conditions under the Financing Documents relating to such transaction have been satisfied.

           (h) Disposition of Assets; Etc. The Company will not, and will not permit any Subsidiary to, sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, provided, however, that this Section 5.2(h) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of Closing shall be less than $5,000,000 in the aggregate and if, immediately before and after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing.

           (i) Nature of Business. The Company will not, and will not permit any Subsidiary to, make any substantial change in the nature of its business from that engaged in on the date of Closing or engage in any other businesses other than the design, development and manufacturing of computer-grade electronic products.

           (j) Investments, Loans and Advances. The Company will not, and will not permit any Subsidiary to, subject to
Section 5.2(g) of this Schedule, purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other Person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other Person; nor incur any Contingent Liability; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, and (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's, a division of McGraw-Hill, Inc., direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing investments has a maturity date not later than 365 days after the acquisition thereof by the Company or any of its Subsidiaries, (iii) those investments, loans, advances and other transactions described in Schedule 5.2(j) to the Bank Loan Agreement as in effect on the date of Closing, having the same terms as existing on the date of Closing, but no extension or renewal thereof shall be permitted, and (iv) investments, loans and advances to any Subsidiary; provided, that, the aggregate amount of such investments, loans and advances outstanding at any time to Subsidiaries who are not Guarantors shall not exceed $30,000,000 and the aggregate amount of such investments, loans and advances to Jabil Ltd. shall not exceed $15,000,000.

           (k) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Company or any Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a Person other than an Affiliate.

           (l) Sale and Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property is owned on the date of Closing or thereafter acquired by the Company or any of its Subsidiaries and has been or is to be sold or transferred to any other Person and was, is or will be used by the Company or any such Subsidiary for substantially the same purpose as such property was used by the Company or such Subsidiary prior to such sale or transfer.

           (m) Lease Rentals and Use Payments. The Company will not, and will not permit any Subsidiary to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of any lessee or user under any lease (other than a Capital Lease) of real or personal property if the highest annual rent and other amounts (exclusive of property taxes, property and liability insurance premiums and maintenance costs), which may be payable by the lessee or user thereunder in any fiscal year of the Company during the term thereof when added to the aggregate of all such rents and other amounts in respect of which the Company and its Subsidiaries are liable which may be payable in such fiscal year, shall exceed $10,000,000.

           (n)  [Reserved.]

           (o) Inconsistent Agreements. The Company will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by the Financing Documents or any of the transactions contemplated thereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.

           (p) Accounting Changes. The Company will not, and will not permit any Subsidiary to, change its fiscal year or make any significant changes (i) in accounting treatment and reporting practices except as permitted by GAAP and disclosed to each holder of Notes, or (ii) in tax reporting treatment except as permitted by law and disclosed to each holder of Notes.

           (q)  [Reserved.]

           (r)  [Reserved.]

********

CERTAIN DEFINED TERMS USED IN THIS SCHEDULE:

     For purposes of this Schedule 9.8, the following terms have the respective meanings set forth below:

           "Balloon Payments" shall have the meaning specified in the Bank Loan Agreement.

           "Consolidated" shall mean, when used with reference to any financial term in this Schedule, the aggregate for the Company and its consolidated Subsidiaries of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.

           "Consolidated Fixed Charge Coverage Ratio" of any Person shall mean, as of any date, the ratio of (a) Consolidated EBITDA as calculated for the four most recently ended consecutive fiscal quarters of the Company plus all payments relating to operating leases of such Person during such period to (b) all consolidated interest expense during such period for such Person, plus all payments relating to operating leases of such Person during such period.

           "Contingent Liabilities" of any Person shall mean, as of any date, all obligations of such Person or of others for which such Person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

           "Current Assets" and "Current Liabilities" of any Person shall mean, as of any date, all assets or liabilities, respectively, of such Person which, in accordance with GAAP, should be classified as current assets or current liabilities, respectively, on a balance sheet of such Person; provided, however, that, regardless of proper classification under GAAP, the Balloon Payments shall be excluded from the calculation of Current Liabilities and the aggregate amount of outstanding Revolving Credit Advances shall be included in the calculation of Current Liabilities hereunder.

           "Current Ratio" shall mean, as of any date, the ratio of (a) Consolidated Current Assets to (b) Consolidated Current
Liabilities.

           "EBIT" shall mean, with respect to any Person, for any period, the sum of (a) Net Income or loss plus (b) all amounts deducted in determining such Net Income or loss on account of (i) interest expense and (ii) taxes based on or measured by income, all as determined in accordance with GAAP.

           "EBITDA" shall mean, with respect to any Person, for any period, EBIT for such period plus, to the extent deducted in determining such EBIT, depreciation and positive amortization expense, all as determined in accordance with GAAP.

           "Funded Indebtedness" of any Person shall mean, as of any date, all Indebtedness of such Person for borrowed money, including without limitation, all obligations under any Capital
Lease, other than Subordinated Debt.

           "Indebtedness" of any Person shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, except for trade accounts payable arising in the ordinary course of business that are not more than 90 days past due or as are reasonably being contested, (iv) obligations as lessee under leases which have been in accordance with GAAP, recorded as Capital Leases, (v) obligations to purchase property or services if payment is required regardless of whether such property is delivered or services are performed (generally called "take or pay" contracts), (vi) obligations in respect of currency or interest rate swaps or comparable transactions valued at the maximum termination payment payable by the obligor, (vii) all obligations of others similar in character to those described in clauses (i) through (iv) of this definition for which such Person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

           "Revolving Credit Advance" shall have the meaning specified in the Bank Loan Agreement.

           "Subordinated Debt" of any Person shall mean, as of any date, that Indebtedness of such Person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Indebtedness owed to the holders of the Notes under the Financing Documents in a manner and by one or more agreements satisfactory in form and substance to the Required Holders and as approved by the Required Holders in writing.

           "Subsidiary" of any Person shall mean any other Person (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

           "Total Capitalization" of any Person shall mean the
sum of (a) Tangible Net Worth (as defined in Schedule 10.3) plus
(b) Funded Indebtedness plus (c) deferred income taxes of such
Person.                               SCHEDULE 10.3

         CERTAIN DEFINITIONS USED IN TANGIBLE NET WORTH COVENANT

     For purposes of Section 10.3, the following terms have the respective meanings set forth below:

     "Capital Stock" shall include all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities.

     "Consolidated" shall mean, when used with reference to any financial term in this Schedule, the aggregate for the Company and its consolidated Subsidiaries of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" shall have the meaning provided for by the definitions of "Consolidated" and "Net Income" in this Schedule.

     "Consolidated Tangible Net Worth" shall have the meaning provided for by the definitions of "Consolidated" and "Tangible
Net Worth" in this Schedule.

     "Net Cash Proceeds" shall mean, in connection with any issuance or sale of any Capital Stock, the cash proceeds received from such issuance, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other customary fees and other costs and expenses actually incurred in connection therewith.

     "Net Income" of any Person shall mean, for any period, the net income (after deduction for income and other taxes of such Person determined by reference to income or profits of such Person) of such Person for such period, all as determined in accordance with GAAP.

     "Tangible Net Worth" of any Person shall mean, as of any date, (a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such Person and the amount of any foreign currency translation adjustment account shown as a capital account of such Person, less (b) the net book value of all items of the following character which are included in the assets of such Person: (i) goodwill, including, without limitation, the excess of cost over book value of any asset,
(ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) franchises, licenses and permits, and (vii) other assets which are deemed intangible assets under GAAP.
                EXHIBIT 1

                             [FORM OF NOTE]

 THIS NOTE AND THE NOTE PURCHASE AGREEMENTS REFERRED TO BELOW MAY BE SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT, DATED AS OF MAY 30, 1996, AS MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG CERTAIN LENDERS AND NBD BANK AS COLLATERAL AGENT. BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF MAY BECOME BOUND BY THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT, WHETHER OR NOT SUCH HOLDER BECOMES A PARTY THERETO.

                           JABIL CIRCUIT, INC.

                   6.89% SENIOR NOTE DUE MAY 30, 2004

No. R-__
 [Date] $__________
PPN 466313 A* 4

     FOR VALUE RECEIVED, the undersigned, JABIL CIRCUIT, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby
promises to pay to                       , or registered
assigns, the principal sum of
DOLLARS ($__________) on May 30, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.89% per annum from the date hereof, payable semiannually, on the 30th day of May and November in each year, commencing with the May 30 or November 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.89% or (ii) 2.00% over the rate of interest publicly announced by The First National Bank of Chicago (or its successor) from time to time in Chicago, Illinois as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of May 30, 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Pledge Agreement (as such term is defined in the Note Purchase Agreements). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase
Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole
Amount) and with the effect provided in the Note Purchase
Agreements.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENTS ARE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH
STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A
JURISDICTION OTHER THAN SUCH STATE.

                                       JABIL CIRCUIT, INC.

                                       By
                    Name:
    Title:
   EXHIBIT 4.4(a)

           [FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY]

                   [Letterhead of Jabil Circuit, Inc.]



                                       [Closing Date]

 To the Persons Listed on Annex 1 hereto

     Re: Jabil Circuit, Inc. (the "Company")

Ladies and Gentlemen:

     Reference is made to the separate Note Purchase Agreements, each dated as of May 30, 1996 (collectively, the "Note Purchase Agreement"), between the Company and each of the purchasers listed on Schedule A attached thereto (the "Purchasers"), which provide, among other things, for the issuance and sale by the Company of its 6.89% Senior Notes due May 30, 2004, in the aggregate principal amount of $50,000,000. The capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreement.

     I am the General Counsel of the Company and have acted as counsel to the Company in connection with the transactions contemplated by the Note Purchase Agreement. The opinion is delivered to you pursuant to Section 4.4(a) of the Note Purchase Agreement. In acting as such counsel, I have examined:

           (a)  the Note Purchase Agreement;

           (b)  the Company's 6.89% Senior Notes due May 30,
2004, dated the date     hereof, in the form of Exhibit 1 to the
Note Purchase Agreement and registered in the     names, in the
principal amounts and with the registration numbers set forth on Schedule A to the Note Purchase Agreement (the "Notes");

           (c)  the Guaranty Agreement;

           (d)  the Pledge Agreement;

           (e)  the Intercreditor Agreement;

           (f)  the documents executed and delivered by the
Company and the     Guarantor in connection with the
transactions contemplated by the Financing     Documents;

           (g)  the bylaws and minute books of the Company and a
certified copy of     the certificate of incorporation of the
Company, as in effect on the date hereof;

           (h)  the bylaws and minute books of the Guarantor and
a certified copy of     the articles of incorporation of the
Guarantor, as in effect on the date hereof;

           (i)  a long-form good standing certificate of the
Company from the State of     Delaware and foreign good standing
certificates for the Company from each of the     states set
forth on Annex 2 hereto;

           (j) a good standing certificate of the Guarantor from the State of Michigan;

           (k)  a letter from SPP Hambro & Co. and NBD Bank,
dated the date hereof,     making certain representations with
respect to the manner in which the Notes were     offered (the
"Offeree Letter");

           (l)  the opinion of Hebb & Gitlin, special counsel to
the Purchasers, dated     the date hereof; and

           (m)  originals, or copies certified or otherwise
identified to my satisfaction, of     such other documents,
records, instruments and certificates of public officials as I have deemed necessary or appropriate to enable me to render this opinion.

The documents referred to in clauses (a) through (e), inclusive, above are hereinafter referred to collectively as the "Financing Documents;" the documents referred to in clauses (a), (b), (d) and (e) above are hereinafter referred to collectively as the "Company Financing Documents;" and the documents referred to in clauses (c) and (e) above are hereinafter referred to collectively as the "Guarantor Financing Documents."

     In rendering my opinion, I have relied, to the extent I deem necessary and proper, on:

           (a)  warranties and representations as to certain
factual matters contained in     the Note Purchase Agreement;

           (b)  the Offeree Letter; and

           (c)  such opinion of Hebb & Gitlin with respect to
all matters governed by     New York law.

I have no actual knowledge of any of the facts contained in the documents listed in item (a) or item (b) of the immediately preceding sentence.

     My opinion is based upon the federal laws of the United States of America and the laws of the State of Florida, the State of Delaware (with respect to corporate law), the State of Michigan and, in reliance upon the opinion of Hebb & Gitlin, the State of New York. If the Financing Documents were governed by the laws of the State of Florida, my opinion would not vary materially from that set forth below.

     Based on the foregoing, I am of the following opinions:

     1.    (a)  The Company is a corporation duly incorporated,
validly existing and in     good standing under the laws of the
State of Delaware and has all requisite corporate     power and
authority to carry on its business and own its property.

           (b)  The Guarantor is a corporation duly
incorporated, validly existing and in     good standing under
the laws of the State of Michigan and has all requisite
corporate     power and authority to carry on its business and
own its property.

     2.    (a)  The Company has duly qualified and is in good
standing as a foreign     corporation in each jurisdiction where
the character of its properties or the nature of its
activities makes such qualification necessary, except where the
failure to so qualify     and be in good standing would not have
a material adverse effect on the ability of the     Company to
perform its obligations under the Company Financing Documents.

           (b) The Guarantor has duly qualified and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify and be in good standing would not have a material adverse effect on the ability of the Guarantor to perform its obligations under the Guarantor Financing Documents.

     3. To the best of my knowledge after due inquiry, there is no default or existing condition that with the passage of time or the giving of notice, or both, would result in a default by the Company or the Guarantor under any contract, lease or commitment known to me to which the Company or the Guarantor is a party or any of their respective properties may be bound, except where such default would not have a material adverse effect on the ability of the Company or the Guarantor to perform their respective obligations set forth in the Financing Documents.

     4. To the best of my knowledge after due inquiry, there is no judgment, order, action, suit, proceeding, inquiry, order or investigation, at law or in equity, before any court or Governmental Authority, arbitration board or tribunal, pending or threatened against the Company or the Guarantor that, in the aggregate, could have a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole, or the ability of the Company or the Guarantor to perform their respective obligations under the Financing Documents.

     5.    (a)  The Company has the requisite corporate power
and authority to     execute and deliver the Company Financing
Documents, to issue and sell the Notes,     and to perform its
obligations set forth in each of the Company Financing Documents.

           (b)  The Guarantor has the requisite corporate power
and authority to     execute and deliver the Guarantor Financing
Documents and to perform its obligations     thereunder.

     6.    (a)  Each of the Company Financing Documents has been
duly authorized     by all necessary corporate action on the
part of the Company (no action on the part of     the
stockholders of the Company being required in respect thereof),
has been     executed and delivered by a duly authorized officer
of the Company, and constitutes a     legal, valid and binding
obligation of the Company, enforceable against the Company in accordance with its terms.

           (b)  Each of the Guarantor Financing Documents has
been duly authorized     by all necessary corporate action on
the part of the Guarantor (no action on the part     of the
stockholders of the Guarantor being required in respect
thereof), has been     executed and delivered by a duly
authorized officer of the Guarantor, and constitutes a
legal, valid and binding obligation of the Guarantor,
enforceable against the Guarantor     in accordance with its
terms.

     7.    (a)  The execution and delivery by the Company of the
Company Financing     Documents, the issue and sale of the Notes
by the Company, and the performance by     the Company of its
obligations thereunder will not conflict with, constitute a
violation     of, result in a breach of any provision of,
constitute a default under, or result in the     creation or
imposition of any Lien upon any of its properties (other than
the Liens     granted pursuant to the Pledge Agreement) pursuant
to the certificate of incorporation     or bylaws of the
Company, any applicable statute, rule or regulation to which the
    Company is subject, or, to the best of my knowledge after
due inquiry, any agreement     or instrument to which the
Company is a party or by which its properties may be     bound.

           (b)  The execution and delivery by the Guarantor of
the Guarantor Financing     Documents and the performance by the
Guarantor of its obligations thereunder will     not conflict
with, constitute a violation of, result in a breach of any
provision of,     constitute a default under, or result in the
creation or imposition of any Lien upon any     of its
properties pursuant to the articles of incorporation or bylaws
of the Guarantor,     any applicable statute, rule or regulation
to which the Guarantor is subject, or, to the     best of my
knowledge after due inquiry, any agreement or instrument to
which the     Guarantor is a party or by which its properties
may be bound.

     8. All consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications and recordations with, Governmental Authorities, required on the part of the Company and the Guarantor in connection with the execution and delivery of each of the Financing Documents and the issue and sale of the Notes and the use of the proceeds thereof, have been obtained.

     9. Under existing law, the Notes are not subject to the registration requirements under the Securities Act of 1933, as amended, and the Company is not required to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

     10. The Company is the record and beneficial owner of 100% of the shares of the common stock of Jabil Circuit Limited and has not granted any security interest in such common stock other than the security interests granted pursuant to the Pledge Agreement.

     11. The Pledge Agreement, together with the delivery to the Collateral Agent of the certificates evidencing the shares of stock identified on Schedule 1 to the Pledge Agreement (the "Pledged Shares") and stock powers executed by the Company in blank, will create under the Michigan Uniform Commercial Code a perfected security interest in the Pledged Shares in favor of the Collateral Agent for the benefit of the holders of the Notes and the other Persons specified in the Pledge Agreement. The Collateral Agent will acquire such security interest in the Pledged Shares free of any adverse claims.

     12.   The Company

           (a)  is not an "investment company" within the
meaning of the Investment     Company Act of 1940, as amended,
and

           (b)  is not a "holding company" or an "affiliate" of
a "holding company," or a     "subsidiary company" of a "holding
company," or a "public utility" within the meaning of     the
Public Utility Holding Company Act of 1935, as amended.

     All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

           (a)  the availability of equitable remedies,
including, without limitation,     specific enforcement and
injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

           (b)  the enforceability of certain terms provided in
the Financing Documents     may be limited by applicable
bankruptcy, reorganization, arrangement, insolvency,
moratorium or similar laws affecting the enforcement of
creditors' rights generally as at     the time in effect.

     I acknowledge that this opinion is being issued at the request of the Company pursuant to Section 4.4(a) of the Note Purchase Agreement and I agree that the parties listed on Annex 1 hereto may rely and are relying hereon in connection with the consummation of the transactions contemplated by the Note Purchase Agreement. Hebb & Gitlin may rely on this opinion for the sole purpose of rendering their opinion to be rendered pursuant to Section 4.4(b) of the Note Purchase Agreement. Subsequent holders of the Notes may rely on this opinion as if it were addressed to them.

                                       Very truly yours,



                                       Linda V. Moore
                           General Counsel
          ANNEX 1                               Addressees

Jabil Circuit, Inc. 10800 Roosevelt Boulevard St. Petersburg,
Florida 33716

Connecticut General Life Insurance Company c/o CIGNA
Investments, Inc. 900 Cottage Grove Road Hartford, CT  06152

Life Insurance Company of North America c/o CIGNA Investments,
Inc. 900 Cottage Grove Road Hartford, CT  06152

Metropolitan Life Insurance Company One Madison Avenue New York,
NY 10010

Hebb & Gitlin One State Street Hartford, CT 06103
                  ANNEX 2                   Foreign Good
Standing Certificates

States in which qualified as a foreign corporation

California

Florida

Michigan
  EXHIBIT 4.4(b)

         [FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS]

                      [Letterhead of Hebb & Gitlin]



                                       [Closing Date]

 To the Persons Listed on Annex 1 hereto

     Re:   Jabil Circuit, Inc. (the "Company")

Ladies and Gentlemen:

     Reference is made to the separate Note Purchase Agreements, each dated as of May 30, 1996 (collectively, the "Note Purchase Agreement"), between the Company and each of the purchasers listed on Schedule A attached thereto (the "Purchasers"), which provide, among other things, for the issuance and sale by the Company of its 6.89% Senior Notes due May 30, 2004, in the aggregate principal amount of $50,000,000. The capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreement.

     We have acted as special counsel to the Purchasers in connection with the transactions contemplated by the Note Purchase Agreement. This opinion is delivered to you pursuant to Section 4.4(b) of the Note Purchase Agreement. In acting as such counsel, we have examined:

           (a)  the Note Purchase Agreement;

             the Company's 6.89% Senior Notes due May 30,
2004, dated the date     hereof, in the form of Exhibit 1 to the
Note Purchase Agreement and registered in the     names, in the
principal amounts and with the registration numbers set forth on Schedule A to the Note Purchase Agreement (the "Notes");

           (c)  the Guaranty Agreement;

           (d)  the Pledge Agreement;

           (e)  the Intercreditor Agreement;

           (f)  an Officer's Certificate of the Company, dated
the date hereof, delivered     pursuant to Section 4.3(a) of the
Note Purchase Agreement;

           (g)  a certificate of the Secretary of the Company,
dated the date hereof,     delivered pursuant to Section 4.3(b)
of the Note Purchase Agreement;

           (h)  a certificate of the Secretary of the Initial
Guarantor, dated the date     hereof, delivered pursuant to
Section 4.3(c) of the Note Purchase Agreement;

           (i)  a letter from SPP Hambro & Co. and NBD Bank,
dated the date hereof,     making certain representations with
respect to the manner in which the Notes were     offered (the
"Offeree Letter");

           (j)  the opinion of Linda V. Moore, Esq., General
Counsel of the Company,     dated the date hereof, delivered
pursuant to Section 4.4(a) of the Note Purchase     Agreement;
and

           (k)  originals, or copies certified or otherwise
identified to our satisfaction, of     such other documents,
records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

The documents referred to in clauses (a) through (e), inclusive, above are hereinafter referred to collectively as the "Financing Documents" and the documents referred to in clauses (a), (b),
(d) and (e) above are hereinafter referred to collectively as the "Company Financing Documents."

     We have assumed the genuineness of all signatures and documents submitted to us as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural Persons, and, as to documents executed by the Purchasers and other Persons other than the Company and the Initial Guarantor, that each such Person executing documents had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding on and enforceable against, such Persons. We have further assumed that the Initial Guarantor has received fair consideration and reasonably equivalent value in consideration for executing the Guaranty Agreement.

     In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:

           (a)  warranties and representations as to certain
factual matters contained in     the Financing Documents;

           (b)  the Offeree Letter; and

           (c)  such opinion of Linda V. Moore, Esq. with
respect to all questions     governed by Florida law, Delaware
law and Michigan law and with respect to all     questions
concerning the due incorporation, valid existence and good
standing of,     and the authorization, execution and delivery
of agreements and instruments by, the     Company and the
Initial Guarantor, and our conclusions as to such matters are subject to the same assumptions and qualifications as are
contained in such opinion;     based on such investigation as we
have deemed appropriate, such opinion is     satisfactory in
form and scope to us and in our opinion the Purchasers and we
are     justified in relying thereon.

      Based on the foregoing, we are of the following opinions:

     1.    (a)  The Company is a corporation duly incorporated,
validly existing and in     good standing under the laws of the
State of Delaware.

           (b)  The Initial Guarantor is a corporation duly
incorporated, validly existing     and in good standing under
the laws of the State of Michigan.

     2.    (a)  The Company has the requisite corporate power
and authority to     execute and deliver the Company Financing
Documents, to issue and sell the Notes,     and to perform its
obligations set forth in each of the Company Financing Documents.

           (b)  The Initial Guarantor has the requisite
corporate power and authority to     execute and deliver the
Guaranty Agreement and to perform its obligations thereunder.

     3.    (a)  Each of the Company Financing Documents has been
duly authorized     by all necessary corporate action on the
part of the Company, has been executed and     delivered by a
duly authorized officer of the Company, and constitutes a legal,
valid     and binding obligation of the Company, enforceable
against the Company in     accordance with its terms.

           (b)  The Guaranty Agreement has been duly authorized
by all necessary     corporate action on the part of the Initial
Guarantor, has been executed and delivered     by a duly
authorized officer of the Initial Guarantor, and constitutes a
legal, valid and     binding obligation of the Initial
Guarantor, enforceable against the Initial Guarantor in accordance with its terms.

     4.    (a)  The execution and delivery of the Company
Financing Documents, and     the issuance and sale of the Notes,
by the Company and the performance by the     Company of its
obligations thereunder will not conflict with, result in a
breach of any     provision of, constitute a default under, or
result in the creation or imposition of any     Lien upon any of
its properties (other than the Liens granted pursuant to the
Pledge     Agreement) pursuant to, the certificate of
incorporation or bylaws of the Company.

           (b)  The execution and delivery of the Guaranty
Agreement by the Initial     Guarantor and the performance by
the Initial Guarantor of its obligations thereunder     will not
conflict with, result in a breach of any provision of,
constitute a default under,     or result in the creation or
imposition of any Lien upon any of its properties pursuant to, the articles of incorporation or bylaws of the Initial Guarantor.

     5. No consents, approvals or authorizations of governmental authorities are required on the part of the Company or the Initial Guarantor under the laws of the United States of America or the State of New York in connection with (a) the execution and delivery by the Company of any of the Company Financing Documents, or the offer, issuance, sale and delivery of the Notes or (b) the execution and delivery by the Initial Guarantor of the Guaranty Agreement. Our opinion in this paragraph 5 is based solely on a review of generally applicable laws of the United States of America and the State of New York, and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to the Company or the Initial Guarantor.

     6. Neither the issuance of the Notes nor the intended use of the proceeds of the Notes (as set forth in Section 5.14 of the Note Purchase Agreement) will violate Regulations G, T or
X of the Federal Reserve Board.

     7. Under existing law, the Notes are not subject to the registration requirements under the Securities Act of 1933, as amended, or the "blue sky" laws of the State of New York, and the Company is not required to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

     All opinions contained herein with respect to the enforceability of agreements and instruments are qualified to the extent that:

           (a)  the availability of equitable remedies,
including, without limitation,     specific enforcement and
injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

           (b)  the enforceability of certain terms provided in
the Financing Documents     may be limited by applicable
bankruptcy, reorganization, arrangement, insolvency,
moratorium or similar laws affecting the enforcement of
creditors' rights generally as at     the time in effect.

     Except in reliance on the opinion of Linda V. Moore, Esq. as expressly set forth above, we express no opinion as to the law of any jurisdiction other than the law of the State of New York and United States federal law. Without limiting the foregoing, we express no opinion with respect to any matter of Scottish law, including, without limitation, any matter with respect to Scottish conflicts of laws principles or creation or perfection of the security interest contemplated by the Pledge Agreement to the extent that it may be affected by Scottish law.

     Subsequent holders of the Notes may rely on this opinion as if it were addressed to them. Linda V. Moore, Esq. may rely on this opinion as to matters of New York law for the sole purpose of rendering her opinion referred to above.

                                 Very truly yours,
                  ANNEX 1
Addressees

Connecticut General Life Insurance Company c/o CIGNA
Investments, Inc. 900 Cottage Grove Road Hartford, CT  06152

Life Insurance Company of North America c/o CIGNA Investments,
Inc. 900 Cottage Grove Road Hartford, CT  06152

Metropolitan Life Insurance Company One Madison Avenue New York,
NY 10010
    EXHIBIT 4.9

                      [FORM OF GUARANTY AGREEMENT]















                           GUARANTY AGREEMENT



                        Dated as of May 30, 1996



Re:

$50,000,000                  6.89% Senior Notes Due May 30, 2004
                      Issued by Jabil Circuit, Inc.







 THIS GUARANTY AGREEMENT MAY BE SUBJECT TO THE TERMS OF AN
INTERCREDITOR AGREEMENT, DATED AS OF MAY 30, 1996, AS MAY BE
AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG
CERTAIN LENDERS AND NBD BANK AS COLLATERAL AGENT.
            TABLE OF CONTENTS


   PAGE

1.   PRELIMINARY STATEMENT. . . . . . . . . . . . . . . .
 .Exhibit 4.9-1

2.   GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS . . . . .
 .Exhibit 4.9-1     2.1   Guarantied Obligations . . . . . . . .
 . . . . .Exhibit 4.9-1     2.2   Waivers and Other Agreements .
 . . . . . . . . .Exhibit 4.9-2     2.3   Nature of Guaranty . .
 . . . . . . . . . . . . .Exhibit 4.9-3     2.4   Obligations
Absolute . . . . . . . . . . . . . .Exhibit 4.9-4     2.5   No
Investigation by Noteholders. . . . . . . . .Exhibit 4.9-5
2.6   Indemnity. . . . . . . . . . . . . . . . . . . .Exhibit
4.9-5     2.7   Subordination, Subrogation, Etc. . . . . . . .
 .Exhibit 4.9-5     2.8   Waiver . . . . . . . . . . . . . . . .
 . . . . .Exhibit 4.9-5     2.9   Limitation on Guarantied
Obligations . . . . . .Exhibit 4.9-6     2.10  Marshaling . . .
 . . . . . . . . . . . . . . . .Exhibit 4.9-6     2.11  Setoff,
Counterclaim or Other Deductions . . . .Exhibit 4.9-6     2.12
No Election of Remedies by Noteholders . . . . .Exhibit 4.9-6
 2.13  Separate Action; Other Enforcement Rights. . . .Exhibit
4.9-6     2.14  Noteholder Setoff. . . . . . . . . . . . . . .
 .Exhibit 4.9-7     2.15  Delay or Omission; No Waiver . . . . .
 . . . . .Exhibit 4.9-7     2.16  Restoration of Rights and
Remedies . . . . . . .Exhibit 4.9-7     2.17  Cumulative
Remedies. . . . . . . . . . . . . . .Exhibit 4.9-7

3.   INTERPRETATION OF THIS AGREEMENT . . . . . . . . . .
 .Exhibit 4.9-7     3.1   Terms Defined. . . . . . . . . . . . .
 . . . . .Exhibit 4.9-7     3.2   Section Headings and
Construction. . . . . . . .Exhibit 4.9-8

4.   WARRANTIES AND REPRESENTATIONS . . . . . . . . . . .
 .Exhibit 4.9-8

5.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . .
 .Exhibit 4.9-9     5.1   Successors and Assigns . . . . . . . .
 . . . . .Exhibit 4.9-9     5.2   Severability . . . . . . . . .
 . . . . . . . . .Exhibit 4.9-9     5.3   Communications . . . .
 . . . . . . . . . . . . .Exhibit 4.9-9     5.4   Governing Law.
 . . . . . . . . . . . . . . . . Exhibit 4.9-10     5.5
Benefits of Guaranty Restricted to Noteholders Exhibit 4.9-10
 5.6   Survival of Representations and Warranties; Entire
AgreementExhibit 4.9-10     5.7   Amendment. . . . . . . . . . .
 . . . . . . . . Exhibit 4.9-10     5.8   Joinder Agreement. . .
 . . . . . . . . . . . . Exhibit 4.9-10     5.9   Survival . . .
 . . . . . . . . . . . . . . . . Exhibit 4.9-10     5.10
Execution in Counterpart . . . . . . . . . . . Exhibit 4.9-11

 Annex 1    --   Addresses of Guarantors Annex 2    --   Form of
Joinder Agreement                           GUARANTY AGREEMENT



     GUARANTY AGREEMENT, dated as of May 30, 1996 (as amended, restated or otherwise modified from time to time, this "Agreement"), by JABIL CIRCUIT OF MICHIGAN, INC. (together with each other Person that becomes a party hereto from time to time by execution and delivery of a Joinder Agreement, and including their respective successors and assigns, the "Guarantors"), in favor of each of the Noteholders (as such term is hereinafter defined).

1.   PRELIMINARY STATEMENTS

     1.1 Jabil Circuit, Inc. (together with its successors and assigns, the "Company"), a Delaware corporation, has authorized the issuance of its 6.89% Senior Notes due May 30, 2004 (as may be amended, restated or otherwise modified from time to time, the "Notes"), in the aggregate principal amount of $50,000,000, pursuant to the separate Note Purchase Agreements (collectively, as may be amended, restated or otherwise modified from time to time, the "Note Purchase Agreement"), each dated as of May 30, 1996, entered into by the Company with each of the purchasers of the Notes named on Schedule A to the Note Purchase Agreement (the "Purchasers").

     1.2 In order to induce the Purchasers to purchase the Notes, Jabil Circuit of Michigan, Inc. has agreed to become a Guarantor hereunder and the Company has agreed, pursuant to the Note Purchase Agreement, that each other Subsidiary that at any time becomes liable in respect of any Guaranty of any of the obligations under the Bank Loan Agreement or any related agreement, instrument or other document, will be required to become a Guarantor hereunder.

     1.3 Each Guarantor will receive direct and indirect economic, financial and other benefits from the indebtedness incurred under the Note Purchase Agreement and the Notes by the Company, and under this Agreement, and the incurrence of such indebtedness is in the best interests of such Guarantor.

     1.4 All acts and proceedings required by law and by the constitutive documents of each Guarantor necessary to constitute this Agreement a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms have been done and taken, and the execution and delivery hereof have been in all respects duly authorized.

2.   GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS

     2.1   Guarantied Obligations.

           (a)  Each Guarantor, in consideration of the
execution and delivery of the     Note Purchase Agreement, the
purchase of the Notes by the Purchasers and other
consideration, hereby irrevocably, unconditionally and
absolutely guaranties, on a     continuing basis, to each
Noteholder, as and for such Guarantor's own debt:

                (i)   the prompt payment of the principal of the
Notes and any and all           accrued and unpaid interest
(including, without limitation, interest which
otherwise may cease to accrue by operation of any insolvency
law, rule,           regulation or interpretation thereof) and
Make-Whole Amount on the Notes and           all other
obligations of the Company to the Noteholders under the Note
      Purchase Agreement when due, whether by mandatory or
optional prepayment,           acceleration or otherwise, all in
accordance with the terms of the Note           Purchase
Agreement and the Notes, including, without limitation, overdue interest, indemnification payments and all reasonable
costs and expenses           incurred by the Noteholders and the
Collateral Agent in connection with           enforcing any
obligations of the Company under the Note Purchase Agreement and the Notes, including, without limitation, the
reasonable fees and           disbursements of Noteholders'
special counsel,

                (ii)  the prompt and punctual performance and
observance of each           and every term, covenant or
agreement contained in the Note Purchase           Agreement and
the Notes to be performed or observed on the part of the Company, and

                (iii) the prompt and complete payment, on
demand, of any and all           reasonable costs and expenses
incurred by the Noteholders in connection with
enforcing the obligations of such Guarantor hereunder,
including, without           limitation, the reasonable fees and
disbursements of Noteholders' special           counsel.

     All of the obligations set forth in subsections (i), (ii)
and (iii) of this Section 2.1 are     referred to herein as the
"Guarantied Obligations" and the guaranty thereof contained herein is a primary, original and immediate obligation of each
Guarantor and is an     absolute, unconditional, continuing and
irrevocable guaranty of payment and     performance and shall
remain in full force and effect until the full, final and
indefeasible     payment of the Guarantied Obligations.

                (b)   If for any reason any duty, agreement or
obligation of the     Company contained in the Note Purchase
Agreement shall not be performed or     observed by the Company
as provided therein, or if any amount payable under or in connection with the Note Purchase Agreement or the Notes shall
not be paid in full     when the same becomes due and payable,
each Guarantor undertakes to perform or     cause to be
performed promptly each of such duties, agreements and
obligations and     to pay forthwith each such amount to the
Noteholders regardless of any defense or     setoff or
counterclaim which the Company may have or assert, and
regardless of any     other condition or contingency.

     2.2   Waivers and Other Agreements.

     Each Guarantor hereby unconditionally

           (a)  waives any requirement that the Noteholders,
upon the occurrence of     an Event of Default, first make
demand upon, or seek to enforce remedies against, the
Company before demanding payment under or seeking to enforce the
obligations of     such Guarantor under this Agreement,

           (b)  agrees that the obligations of such Guarantor
under this Agreement will     not be discharged except by
complete performance of all obligations of the Company
contained in the Note Purchase Agreement, the Notes and the
other Financing     Documents,

           (c)  agrees that the obligations of such Guarantor
under this Agreement     shall remain in full force and effect
without regard to, and shall not be affected or     impaired,
without limitation, by any invalidity, irregularity or
unenforceability in whole or     in part of the Note Purchase
Agreement, the Notes or any other Financing Document,     or any
limitation on the liability of any Guarantor under this
Agreement, or any     limitation on the method or terms of
payment under the Note Purchase Agreement, the     Notes or any
other Financing Document which may at any time be caused or
imposed     in any manner whatsoever (including, without
limitation, usury laws),

           (d)  waives diligence, presentment and protest with
respect to, and any     notice of default or dishonor in the
payment of any amount at any time payable by the     Company
under or in connection with the Note Purchase Agreement, the
Notes or any     other Financing Document, and further waives
any requirement of notice of     acceptance of, or other
formality relating to, the obligations of such Guarantor under this Agreement, and

           (e)  agrees that to the extent the Company makes a
payment or payments     to any Noteholder, which payment or
payments or any part thereof are subsequently     invalidated,
declared to be fraudulent or preferential, set aside or
required, for any of     the foregoing reasons or for any other
reason, to be repaid or paid over to a     custodian, trustee,
receiver or any other party or officer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt,
dissolution or     liquidation law of any jurisdiction, state or
federal law, or any common law or equitable     cause, then to
the extent of such payment or repayment, the obligation or part
thereof     intended to be satisfied shall be revived and
continued in full force and effect as if said     payment had
not been made and each Guarantor shall be primarily liable for
such     obligation.

     2.3   Nature of Guaranty.

     The obligations of each Guarantor under this Agreement constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Noteholders and are not contingent upon the pursuit by the Noteholders of any such rights and remedies, such pursuit being hereby waived by such Guarantor. Notwithstanding anything to the contrary set forth in the Note Purchase Agreement, the Notes or any other Financing Document, the obligations of each Guarantor under this Agreement are joint and several with the obligations of each other Guarantor and any other guarantor of all or any part of the Guarantied Obligations.

     2.4   Obligations Absolute.

     The obligations, covenants, agreements and duties of each Guarantor under this Agreement shall not be released, affected or impaired by any of the following, whether or not undertaken with notice to or consent of such Guarantor:

           (a)  any assignment or transfer, in whole or in part,
of any Note although     made without notice to or consent of
such Guarantor, or

           (b)  any waiver by any Noteholder, or by any other
Person, of the     performance or observance by the Company of
any of the agreements, covenants,     terms or conditions
contained in the Note Purchase Agreement or in any other
Financing Document, or

           (c)  any indulgence in or the extension of the time
for payment by the     Company of any amounts payable under or
in connection with the Note Purchase     Agreement, the Notes or
any other Financing Document, or of the time for     performance
by the Company of any other obligations under or arising out of
the Note     Purchase Agreement, the Notes or any other
Financing Document, or the extension or     renewal thereof, or

           (d)  the modification, amendment or waiver (whether
material or otherwise)     of any duty, agreement or obligation
of the Company set forth in the Note Purchase     Agreement, the
Notes or any other Financing Document (the modification,
amendment     or waiver from time to time of the Note Purchase
Agreement, the Notes and the other     Financing Documents being
expressly authorized without further notice to or consent     of
such Guarantor), or

           (e)  the voluntary or involuntary liquidation, sale
or other disposition of all or     substantially all of the
assets of the Company or any receivership, insolvency,
bankruptcy, reorganization or other similar proceedings
affecting the Company or any     of its assets, or

           (f)  the merger or consolidation of the Company or
any Guarantor with any     other Person, or

           (g)  the release or discharge of the Company from the
performance or     observance of any agreement, covenant, term
or condition contained in the Note     Purchase Agreement, the
Notes or any other Financing Document, by operation of     law,
or

           (h)  any other cause, whether similar or dissimilar
to the foregoing, that     would release, affect or impair the
obligations, covenants, agreements or duties of any Guarantor under this Agreement.

     2.5   No Investigation by Noteholders.

     Each Guarantor hereby waives unconditionally any obligation that, in the absence of such provision, the Noteholders might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guarantied Obligations, recognizing that, to save both time and expense, such Guarantor has requested that the Noteholders not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any such law by any Noteholder.

     2.6   Indemnity.

     As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Noteholders that, should the Guarantied Obligations not be recoverable from such Guarantor under Section 2.1 for any reason whatsoever (including, without limitation, by reason of any provision of the Note Purchase Agreement or the Notes or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Noteholder at any time, such Guarantor as sole, original and independent obligor, upon demand by the Required Holders, will make payment of the Guarantied Obligations to the Noteholders by way of a full indemnity in such currency and otherwise in such manner as is provided in the Note Purchase Agreement and the Notes.

     2.7   Subordination, Subrogation, Etc.

     Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of the Company to such Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Company to the Noteholders. Each Guarantor waives any right of subrogation to the rights of the Noteholders against the Company or any other Person obligated for payment of the Guarantied Obligations and any right of reimbursement, contribution or indemnity whatsoever (including, without limitation, any such right as against any other Guarantor) arising or accruing out of any payment that such Guarantor may make pursuant to this Agreement, and any right of recourse to security for the debts and obligations of the Company, unless and until the entire amount of the Guarantied Obligations shall have been paid in full.

     2.8   Waiver.

     To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement, the Note Purchase Agreement, the Notes or any other Financing Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or the Company under the Note Purchase Agreement, the Notes or any other Financing Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

     2.9   Limitation on Guarantied Obligations.

     Notwithstanding anything in Section 2.1 or elsewhere in this Agreement or any other Financing Document to the contrary, the obligations of each Guarantor under this Agreement shall at each point in time be limited to an aggregate amount equal to the greatest amount that would not result in such obligations being subject to avoidance, or otherwise result in such obligations being unenforceable, at such time under applicable law (including, without limitation, to the extent, and only to the extent, applicable to any such Guarantor, Section 548 of the Bankruptcy Code of the United States of America and any comparable provisions of the law of any other jurisdiction, any capital preservation law of any jurisdiction and any other law of any jurisdiction that at such time limits the enforceability of the obligations of such Guarantor under this Agreement).

     2.10  Marshaling.

     Neither any Noteholder nor any Person acting for the benefit of any Noteholder shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.

     2.11  Setoff, Counterclaim or Other Deductions.

     Except as otherwise required by law, each payment by each Guarantor shall be made without setoff, counterclaim or other deduction.

     2.12  No Election of Remedies by Noteholders.

     No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such Noteholder's right to proceed in any other form of action or proceeding or against other parties unless such Noteholder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Noteholder against the Company or any Guarantor under any document or instrument evidencing obligations of the Company or any Guarantor to such Noteholder shall serve to diminish the liability of any Guarantor under this Agreement, except to the extent that such Noteholder finally and unconditionally shall have realized payment by such action or proceeding in respect of the Guarantied Obligations.

     2.13  Separate Action; Other Enforcement Rights.

     Each of the rights and remedies granted under this Agreement to each Noteholder in respect of the Notes held by such Noteholder may be exercised by such Noteholder without notice by such Noteholder to, or the consent of or any other action by, any other Noteholder. Each Noteholder may proceed to protect and enforce this Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     2.14  Noteholder Setoff.

     Each Noteholder shall have, to the fullest extent permitted by law and this Agreement, a right of set-off against any and all credits and any and all other property of each Guarantor now or at any time whatsoever,with or in the possession of such Noteholder, or anyone acting for such Noteholder, to ensure the full performance of any and all obligations of each Guarantor hereunder.

     2.15  Delay or Omission; No Waiver.

     No course of dealing on the part of any Noteholder and no delay or failure on the part of any such Person to exercise any right hereunder shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by this Agreement or by law to any Noteholder may be exercised from time to time as often as may be deemed expedient by such Person.

     2.16  Restoration of Rights and Remedies.

     If any Noteholder shall have instituted any proceeding to enforce any right or remedy under this Agreement or under any Note held by such Noteholder, and such proceeding shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely to such Noteholder, then and in every such case each such Noteholder, the Company and each Guarantor shall, except as may be limited or affected by any determination (including, without limitation, any determination in connection with any such dismissal) in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Noteholders shall continue as though no such proceeding had been instituted.

     2.17  Cumulative Remedies.

     No remedy under this Agreement, the Note Purchase Agreement, the Notes or any other Financing Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Agreement, the Note Purchase Agreement, the Notes or any other Financing Document.

3.   INTERPRETATION OF THIS AGREEMENT

     3.1   Terms Defined.

     As used in this Agreement, the capitalized terms have the meaning specified in the Note Purchase Agreement unless otherwise specified below or set forth in the section of this Agreement referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):

     Agreement, this -- has the meaning assigned to such term in the first paragraph hereof.

     Company -- Section 1.1.

     Guarantied Obligations -- Section 2.1.

     Guarantor -- has the meaning assigned to such term in the first paragraph hereof.

     Note Purchase Agreement -- Section 1.1.

     Noteholder -- means, at any time, each Person that is the holder of any Note at such time.

     Notes -- Section 1.1.

     Person -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Purchasers -- Section 1.1.

     3.2   Section Headings and Construction.

           (a)  Section Headings, etc.  The titles of the
Sections appear as a matter of     convenience only, do not
constitute a part hereof and shall not affect the construction hereof.  The words "herein," "hereof," "hereunder" and
"hereto" refer to this Agreement     as a whole and not to any
particular Section or other subdivision.

           (b)  Construction.  Each covenant contained herein
shall be construed     (absent express provision to the
contrary) as being independent of each other     covenant
contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to
excuse compliance with     any other covenant.  Where any
provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

4.   WARRANTIES AND REPRESENTATIONS

     Each Guarantor warrants and represents, as of the date such Guarantor becomes a Guarantor hereunder, that each of the warranties and representations made by the Company in Section 5 of the Note Purchase Agreement with respect to Subsidiaries, Restricted Subsidiaries or the Guarantors generally are true with respect to such Guarantor on the date that such Guarantor becomes a Guarantor, with the same effect as though such warranties and representations were made on and as of such date rather than on and as of the date of this Agreement.

5.   MISCELLANEOUS

     5.1   Successors and Assigns.

           (a)  All covenants and other agreements contained in
this Agreement by or     on behalf of any of the parties hereto
shall bind and inure to the benefit of their     respective
successors and assigns (including, without limitation, any
subsequent     holder of a Note) whether so expressed or not.

           (b)  Each Guarantor agrees to take such action as may
be reasonably     requested by any Noteholder to confirm such
Guarantor's guaranty of the Guarantied     Obligations in
connection with the transfer of the Notes of such Noteholder.

     5.2   Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     5.3   Communications.

     All communications hereunder shall be in writing, shall be delivered in the manner required by the Note Purchase Agreement, and shall be addressed, if to any Guarantor, at the applicable address set forth on Annex 1 hereto, and if to any of the
Noteholders:

           (a)  if such Noteholder is a Purchaser, at the
address for such Noteholder     set forth on Schedule A to the
Note Purchase Agreement, and further including any     parties
referred to on such Schedule A which are required to receive
notices in     addition to such Noteholder, and

           (b)  if such Noteholder is not a Purchaser, at the
address for such     Noteholder set forth in the register for
the registration and transfer of Notes maintained     pursuant
to Section 13.1 of the Note Purchase Agreement,

or to any such party at such other address as such party may designate by notice duly given in accordance with this Section
5.3.

Notices shall be deemed given only when actually received.

     5.4   Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     5.5   Benefits of Guaranty Restricted to Noteholders.

     Nothing express or implied in this Agreement is intended or shall be construed to give to any Person other than the Guarantors and the Noteholders any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision therein or herein contained, and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Guarantors and the Noteholders.

     5.6   Survival of Representations and Warranties; Entire
Agreement.

     All representations and warranties contained herein or made in writing by any Guarantor in connection herewith shall survive the execution and delivery of this Agreement.

     5.7   Amendment.

     This Agreement may be amended in accordance with Section
5.8 and this Agreement may be further amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver of any of the provisions of
Section 2, or any defined term as it is used therein, will be effective unless consented to by each Guarantor and each Noteholder in writing; provided that this Agreement may, in the manner specified in Section 5.7, be amended to add one or more new Guarantors hereunder without the consent of any other Guarantor or any holder of Notes.

     5.8   Joinder Agreement.

     Upon execution and delivery by any Person of a counterpart of a Joinder Agreement substantially in the form attached to this Agreement as Annex 2, this Agreement shall for all purposes, without further action, be deemed to have been amended to add such Person as a Guarantor hereunder with the same effect as if such Person had been an original party hereto.

     5.9   Survival.

     So long as the Guarantied Obligations and all payment obligations of each Guarantor hereunder shall not have been fully and finally performed and indefeasibly paid, the obligations of each Guarantor hereunder shall survive the transfer and payment of any Note and the payment in full of all the Notes.

     5.10  Execution in Counterpart.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

 [Remainder of page intentionally blank.  Next page is signature
page.]     IN WITNESS WHEREOF, each Guarantor has caused this
Agreement to be executed on its behalf by one of its duly authorized officers.

                                       JABIL CIRCUIT OF
MICHIGAN, INC.



                                       By

                                            Name:

                                            Title:

                                 Annex 1

                         Addresses of Guarantors

     Jabil Circuit of Michigan, Inc.     c/o Jabil Circuit, Inc.
    10800 Roosevelt Blvd.     St. Petersburg, Florida 33716
Attention:  Chris A. Lewis

     (addresses of any other Guarantors to be      added
pursuant to Joinder Agreement)
Annex 2

                       [FORM OF JOINDER AGREEMENT]

                            Joinder Agreement


 [Date]



To each of the Noteholders (as defined in the Guaranty
Agreement hereinafter referred to)

Ladies and Gentlemen:

     Reference is made to the Guaranty Agreement, dated as of May 30, 1996 (as amended, restated or otherwise modified from time to time, the "Guaranty Agreement"), by Jabil Circuit of Michigan, Inc., a Michigan corporation (together with its successors and assigns, "Jabil Michigan"; together each other Person that at any time becomes or has become a party to the Guaranty Agreement, the "Guarantors"), in favor of each of the Noteholders (as defined in the Agreement). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Guaranty Agreement.

     [NEW GUARANTOR], a ________________________ (the "New
Guarantor"), agrees with you as follows:

     1. Guaranty. The New Guarantor hereby unconditionally and expressly agrees to become, and by execution and delivery of this Agreement does become, a "Guarantor" under and as defined in the Guaranty Agreement. Without limitation of the foregoing or of anything in the Guaranty Agreement, by such execution and delivery hereof the New Guarantor does become fully liable, as a Guarantor, for the payment of the Guarantied Obligations as further provided in Section 2 of the Guaranty Agreement. As provided in Section 5.8 of the Guaranty Agreement, the Guaranty Agreement is hereby amended, without any further action, to add the New Guarantor as a Guarantor thereunder as if the New Guarantor had been an original party to the Guaranty Agreement. Annex 1 to the Guaranty Agreement is hereby amended by adding the following address of the New Guarantor for purposes of communications pursuant to Section 5.3 of the Guaranty
Agreement:  [insert name and address of New Guarantor].

     2. Further Assurances. The New Guarantor agrees to cooperate with the Noteholders and execute such further instruments and documents as the Required Holders shall reasonably request to effect, to the reasonable satisfaction of the Required Holders, the purposes of this Agreement.

     3. Binding Effect. This Agreement shall be binding upon the New Guarantor and shall inure to the benefit of the Noteholders and their respective successors and assigns.

     4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     IN WITNESS WHEREOF, the New Guarantor has caused this
Agreement to be executed on its behalf by one of its duly authorized officers.

                                       [NEW GUARANTOR]



                                       By

                                            Name:

                                            Title:
                                             EXHIBIT 4.10

                       [FORM OF PLEDGE AGREEMENT]

 [Prepared by counsel for NBD Bank]
                              EXHIBIT 4.12

                    [FORM OF INTERCREDITOR AGREEMENT]

 [Prepared by counsel for NBD Bank]